Exhibit 10.8

LEASE AGREEMENT BETWEEN

15 north llc,

AS LANDLORD, AND

Airo group holdings, inc.,

AS TENANT

DATED AUGUST ______, 2025

23048 N. 15th Avenue

Phoenix, Arizona

23048 N. 15th Avenue
PHOENIX, ARIZONA

BASIC LEASE INFORMATION

Lease Date:	August _____, 2025

Landlord:	15 North LLC, an Arizona limited liability company

Tenant:	AIRO Group Holdings, Inc., a Delaware corporation

Premises:	The entire building commonly known as whose street address is 23048 N. 15th Avenue, Phoenix, Arizona 85027 (the “Building”), containing 29,353 rentable square feet, together with the land on which the Building is located (the “Land”) (as described on Exhibit B). The Building is outlined on the plan attached to the Lease as Exhibit A. The term “Project” shall collectively refer to the Building, the Land and the driveways, parking facilities, loading dock areas, roadways, and similar improvements and easements associated with the foregoing or the operations thereof.

Term:	62 full calendar months, plus any partial month from the Commencement Date to the end of the month in which the Commencement Date falls, starting on the Commencement Date and ending at 5:00 p.m. local time on the last day of the 62nd full calendar month following the Commencement Date, subject to adjustment and earlier termination as provided in the Lease.

Commencement Date:	The earlier of (a) the date on which Tenant occupies any portion of the Premises and begins conducting business therein, or (b) August 15, 2025.

Basic Rent:	Subject to the abatement of Basic Rent provided below, Basic Rent shall be the following amounts for the following periods of time:

Lease Months	Monthly Basic Rent Rate Per Rentable Square Foot in the Premises	Monthly Basic Rent
1 – 12	$1.20	$35,223.60
13 – 24	$1.24	$36,397.72
25 – 36	$1.28	$37,571.84
37 – 48	$1.32	$38,745.96
49 – 60	$1.37	$40,213.61
61 – 62	$1.42	$41,681.26

Together with each monthly installment of Rent, Tenant shall also pay to Landlord all sales or use taxes, transaction privilege taxes or excise taxes imposed or levied against the Rent or any other payment required to be made by Tenant by any governmental authority having jurisdiction thereof.

Basic Rent shall be abated during the first two months of the Term, e.g., if the Commencement Date is July 15, 2025, Basic Rent shall be abated through September 14, 2025. Commencing with the first day after the end of the abatement period referred to above, Tenant shall make Basic Rent payments for any remaining partial calendar month and on the first day of the first full calendar month thereafter shall make Basic Rent payments as otherwise provided in this Lease. Notwithstanding such abatement of Basic Rent, (a) all other sums due under this Lease, including Additional Rent, shall be payable as provided in this Lease, and (b) any increases in Basic Rent set forth in this Lease shall occur on the dates scheduled therefor.

As used herein, the term “Lease Month” means each calendar month during the Term (and if the Commencement Date does not occur on the first day of a calendar month, the period from the Commencement Date to the first day of the next calendar month shall be included in the first Lease Month for purposes of determining the duration of the Term and the monthly Basic Rent rate applicable for such partial month).

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Security Deposit:	$41,681.26

Additional Rent:	Tenant’s Proportionate Share of Operating Costs and Taxes.

Rent:	Basic Rent, Additional Rent, and all other sums that Tenant may owe to Landlord or otherwise be required to pay under the Lease.

Permitted Use:	General industrial/warehouse use for the purpose of receiving, storing, shipping and selling (but limited to wholesale sales) products, materials and merchandise made and/or distributed by Tenant and light manufacturing in compliance with Section 9 of the Lease.

Tenant’s Proportionate Share:	100%, which is the percentage obtained by dividing (a) the number of square feet in the Premises by (b) the 29,353 square feet in the Building. Landlord and Tenant stipulate that the number of rentable square feet in the Premises and in the Building set forth above is conclusive and shall be binding upon them, except as provided in this Lease.

Tenant’s Address:	Prior to Commencement Date:	Following Commencement Date:
	AIRO Group Holdings, Inc.	AIRO Group Holdings, Inc.
23048 N. 15th Avenue
Phoenix, Arizona
	Attention: ________________________________	Attention:
	With a copy to: Legal@theairogroup.com	With a copy to: Legal@theairogroup.com

Landlord’s Address:	For all Notices:	With a copy to:

15 North LLC
c/o RJM Pacific Properties
PO Box 3312
	Honolulu, HI 96801	Attention: ____________
Attention: Mark Hughes

For Payments of Rent:
RJM Pacific Properties
PO Box 3312
Honolulu, HI 96801
Attention: Mark Hughes

The foregoing Basic Lease Information is incorporated into and made a part of the Lease identified above. If any conflict exists between any Basic Lease Information and the Lease, then the Lease shall control.

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13.	Rules and Regulations		16
14.	Condemnation		17
	14.1	Total Taking	17
	14.2	Partial Taking - Tenant’s Rights	17
	14.3	Partial Taking - Landlord’s Rights	17
	14.4	Award	17
	14.5	Restoration	17
15.	Fire or Other Casualty		17
	15.1	Repair Estimate	17
	15.2	Tenant’s Rights	17
	15.3	Landlord’s Rights	18
	15.4	Repair Obligation	18
	15.5	Abatement of Rent	18
	15.6	Waiver of Statutory Provisions	18
16.	Personal Property Taxes		18
17.	Events of Default		19
	17.1	Payment Default	19
	17.2	Prohibited Payments	19
	17.3	Failure to Take Possession; Abandonment	19
	17.4	Estoppel; Subordination; Financial Reports	19
	17.5	Construction Related Documentation	19
	17.6	Insurance	19
	17.7	Mechanic’s Liens	19
	17.8	Unpermitted Transfer	19
	17.9	Other Defaults	20
	17.10	Insolvency	20
18.	Remedies		20
	18.1	Termination of Lease	20
	18.2	Termination of Possession	20
	18.3	Perform Acts on Behalf of Tenant	21
	18.4	Suspension of Above-Building-Standard Services	21
	18.5	Alteration of Locks	21
19.	Payment by Tenant; Non-Waiver; Cumulative Remedies; Mitigation of Damage		21
	19.1	Payment by Tenant	21
	19.2	No Waiver	21
	19.3	Cumulative Remedies	21
	19.4	Mitigation of Damage	22
20.	Landlord’s Lien		22
21.	Surrender of Premises		23
22.	Holding Over		23
23.	Certain Rights Reserved by Landlord		23
	23.1	Project Operations	23
	23.2	Security	24
	23.3	Prospective Purchasers and Lenders	24
	23.4	Prospective Tenants	24
24.	Intentionally Deleted		24

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25.	Miscellaneous		24
	25.1	Landlord Transfer	24
	25.2	Landlord’s Liability	24
	25.3	Force Majeure	25
	25.4	Brokerage	25
	25.5	Estoppel Certificates	25
	25.6	Notices	25
	25.7	Separability	25
	25.8	Amendments; Binding Effect; No Electronic Records	25
	25.9	Counterparts	26
	25.10	Quiet Enjoyment	26
	25.11	No Merger	26
	25.12	Submission	26
	25.13	Entire Agreement; Arms’-Length Negotiation; No Reliance	26
	25.14	Waiver of Jury Trial	27
	25.15	Governing Law; Jurisdiction	27
	25.16	Recording	27
	25.17	Water or Mold Notification	27
	25.18	Joint and Several Liability	27
	25.19	Financial Reports	27
	25.20	Landlord’s Fees	28
	25.21	Telecommunications	28
	25.22	Confidentiality	28
	25.23	Authority	29
	25.24	Hazardous Materials; Environmental Requirements	29
	25.25	List of Exhibits	30
	25.26	Prohibited Persons and Transactions	31
	25.27	UBTI and REIT Qualification	31
	25.28	Intentionally Deleted	31
	25.29	Intentionally Deleted	31
	25.30	Reserved Rights	31
	25.31	Marketing	31
	25.32	Security Service	31
	25.33	Time	32
	25.34	No Construction Contract	32
	25.35	Abated Rent Buy-Out	32
26.	Other Provisions		32
	26.1	Parking	32
	26.2	Signage	33
	26.3	Early Entry by Tenant	33
	26.4	Contractor/Supplier Warranties	33

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LIST OF DEFINED TERMS

Page No.
Additional Rent	ii
Affiliate	1
Basic Lease Information	1
Basic Rent	i
Building	i
Building’s Structure	1
Building’s Systems	1
Cannabis	9
Casualty	17
Code	31
Collateral	22
Commencement Date	i
Completed Application for Payment	D-1
Damage Notice	17
Default Rate	4
Disabilities Acts	9
Environmental Requirements	29
Estimated Delivery Date	1
Event of Default	19
GAAP	12
Hazardous Materials	29
Improvements	23
including	1
Land	i
Landlord	i
Landlord Insured Parties	14
Landlord’s Mortgagee	15
Law	1
Laws	1
Lease	1
Lease Date	i
Lease Month	i
Loss	15
Mortgage	15
OFAC	31
Operating Costs	2
Permitted Transfer	12
Permitted Transferee	12
Permitted Use	ii
Premises	i
Prevailing Rental Rate	G-1
Primary Lease	15
Prime Rate	20
Project	i
Reconciliation Statement	3
Refurbishment Allowance	D-1
Regulations	31
related complex	3
Release	29
Rent	ii
Repair Period	17
Security Deposit	i
Sign Requirements	33
Substitute Tenant	22
Taking	17
Tangible Net Worth	12
Tangible Net Worth Threshold	12
Taxes	3
Telecommunications Services	28
Tenant	i
Tenant Party	1
Tenant’s Off-Premises Equipment	1
Tenant’s Proportionate Share	ii
Tenant’s Signage	33
Term	i
Transfer	10
UCC	22

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LEASE

This Lease Agreement (this “Lease”) is entered into as of the Lease Date between Landlord and Tenant (as each such term is defined in the Basic Lease Information).

1. Definitions and Basic Provisions.

The definitions and basic provisions set forth in the Basic Lease Information (the “Basic Lease Information”) are incorporated herein by reference for all purposes. Additionally, the following terms shall have the following meanings when used in this Lease: “Affiliate” means any person or entity which, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the party in question; “Building’s Structure” means the Building’s roof and roof membrane, elevator shafts, footings, foundations, structural portions of load-bearing walls, structural floors and subfloors, structural columns and beams, and curtain walls; “Building’s Systems” means the base Building’s equipment, utilities and systems, including the base Building’s life safety and fire protection (including fire sprinkler), plumbing, electrical and mechanical systems, utility lines and drains and sump pumps; “including” means including, without limitation; “Laws” means all federal, state and local laws, ordinances, building codes and standards, rules and regulations, all court orders, governmental directives, and governmental orders and all interpretations of the foregoing, and all restrictive covenants affecting the Project, and “Law” means any of the foregoing; “Tenant’s Off-Premises Equipment” means any of Tenant’s equipment or other property that may be located on or about the Project (other than inside the Premises); and “Tenant Party” means any of the following persons: Tenant; any assignees claiming by, through or under Tenant; any subtenants claiming by, through or under Tenant; and any of their respective agents, contractors, officers, employees, licensees, guests and invitees.

2. Lease Grant.

Subject to the terms of this Lease, Landlord leases to Tenant, and Tenant leases from Landlord, the Premises. Additionally, subject to the terms of this Lease and Landlord’s rules and regulations therefor, Tenant and its employees and invitees shall have the non-exclusive use of all common areas to the extent designated by Landlord from time to time for the common use of all tenants of the Project.

3. Tender of Possession.

Landlord and Tenant presently anticipate that possession of the Premises will be tendered to Tenant in the condition required by this Lease on or about August 1, 2025 (or, if later, 15 days following Tenant’s full execution and delivery of this Lease to Landlord, the “Estimated Delivery Date”). If Landlord is unable to tender possession of the Premises in such condition to Tenant by the Estimated Delivery Date, then (a) the validity of this Lease shall not be affected or impaired thereby, (b) Landlord shall not be in default hereunder or be liable for damages therefor, and (c) Tenant shall accept possession of the Premises when Landlord tenders possession thereof to Tenant. By occupying the Premises, Tenant shall be deemed to have accepted the Premises in their condition as of the date of such occupancy. Entry into the Premises by any Tenant Party prior to the Commencement Date shall be subject to all of the provisions of this Lease excepting only those requiring the payment of Basic Rent and Additional Rent and before Tenant may occupy the Premises to conduct business therein, Tenant shall, at its expense, obtain and deliver to Landlord a certificate of occupancy from the appropriate governmental authority for the Premises.

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4. Rent.

4.1 Payment.

Tenant shall timely pay to Landlord Rent, without notice, demand, deduction or set off (except as otherwise expressly provided herein), by good and sufficient check drawn on a national banking association, or, at either party’s election, by electronic or wire transfer, at Landlord’s address provided for in this Lease or such other address as may be specified in writing by Landlord, and shall be accompanied by all applicable state and local sales or use taxes, including transaction privilege taxes; provided, that following any default by Tenant, Landlord shall be permitted to require alternative methods of payment (including requiring payment by certified or cashier’s check or wire transfer), in Landlord’s sole discretion. The obligations of Tenant to pay Rent to Landlord and the obligations of Landlord under this Lease are independent obligations. Basic Rent, adjusted as herein provided, shall be payable monthly in advance. The first monthly installment of Basic Rent, in the amount payable under this Lease after the end of any Basic Rent abatement period provided in the Basic Lease Information, and Additional Rent is due upon execution of this Lease by Tenant; thereafter, Basic Rent shall be payable on the first day of each calendar month, subject to any Basic Rent abatement provision in the Basic Lease Information. The monthly Basic Rent for any partial month at the beginning of the Term shall equal the product of 1/365 of the annual Basic Rent in effect during the partial month and the number of days in the partial month, and such Basic Rent payment is due upon execution of this Lease by Tenant; however, if the Commencement Date is not a fixed date that is ascertainable as of the Lease Date, then such Basic Rent payment for any fractional calendar month at the beginning of the Term shall be due by Tenant on the Commencement Date. Payments of Basic Rent for any fractional calendar month at the end of the Term shall be similarly prorated. Tenant shall pay to Landlord monthly installments of Additional Rent in advance on the first day of each calendar month and otherwise on the same terms and conditions described above with respect to Basic Rent. Unless a shorter time period is specified in this Lease, all payments of miscellaneous Rent charges hereunder (that is, all Rent other than Basic Rent and Additional Rent) shall be due and payable within 30 days following Landlord’s delivery to Tenant of an invoice therefor.

4.2 Additional Rent.

4.2.1 Operating Costs. Tenant shall pay to Landlord Tenant’s Proportionate Share of Operating Costs. Landlord may make a good faith estimate of Operating Costs to be due by Tenant for any calendar year or part thereof during the Term. During each calendar year or partial calendar year of the Term, Tenant shall pay to Landlord, in advance on the first day of each calendar month, an amount equal to Tenant’s estimated Operating Costs for such calendar year or part thereof divided by the number of months therein. From time to time, Landlord may estimate and re-estimate the Operating Costs to be due by Tenant and deliver a copy of the estimate or re-estimate to Tenant. Thereafter, the monthly installments of Operating Costs payable by Tenant shall be appropriately adjusted in accordance with the estimations so that, by the end of the calendar year in question, Tenant shall have paid all of the Operating Costs as estimated by Landlord. Any amounts paid based on such an estimate shall be subject to adjustment as herein provided when actual Operating Costs are available for each calendar year.

4.2.2 Operating Costs Defined. The term “Operating Costs” means all costs, expenses, disbursements, and amounts of every kind and nature (subject to the limitations set forth below) that Landlord pays or accrues in connection with the ownership, management, operation, maintenance, security, repair, replacement, renovation, restoration or operation of the Building, the Project, or any portion thereof, or performing Landlord’s obligations under this Lease, in each case, determined in accordance with sound accounting principles consistently applied, including the following costs: (a) wages and salaries of all on-site employees at or below the grade of senior building manager engaged in the operation, maintenance or security of the Project (together with Landlord’s reasonable allocation of expenses of off-site employees at or below the grade of senior building manager who perform a portion of their services in connection with the operation, maintenance or security of the Project including accounting personnel), including taxes, insurance and benefits relating thereto; (b) all supplies, materials and computer software licenses used in the operation, maintenance, repair, replacement, and security of the Project; (c) insurance expenses, including the cost of any deductibles; (d) costs includable as Operating Costs pursuant to Sections 7.2 and 7.3; (e) service, maintenance and management contracts and fees and other costs for the operation, maintenance, repair, replacement or security of the Project (including alarm service, window washing, janitorial, security, landscape maintenance, trash collection, sweeping and removal of trash in common areas of the Project, mowing and snow removal and landscaping, and, if applicable, elevator maintenance); (f) to the extent such Landlord has elected to provide or is providing such services, cost of all utilities (including fuel, gas, electricity, water, sewer and other services) for the Project (including electrical power for the Building’s canopy lighting and costs related to the Project’s irrigation system) and any other non-tenant areas of the Project (e.g., mechanical, electrical, fire pump and telecommunications rooms) as reasonably determined by Landlord; (g) costs of professional services rendered for the general benefit of the Project; and (h) management fees. The property management fee will be calculated assuming that all leasable space in the Project is leased to tenants paying full fair market value rent, as reasonably determined by Landlord (as contrasted with paying free rent, half rent and the like) without abatement. Landlord shall have the right to allocate costs among different uses of space in the Project if Landlord reasonably determines the costs for operating, maintaining and repairing such different spaces differ from other spaces within the Project.

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Operating Costs shall not include costs for (1) repair, replacements and general maintenance paid by proceeds of insurance or by Tenant or other third parties; (2) interest, amortization or other payments on loans to Landlord; (3) depreciation; (4) leasing commissions; (5) legal expenses for services, other than those that benefit Tenant (e.g., negotiation of vendor contracts); (6) Taxes; and (7) federal income taxes imposed on or measured by the income of Landlord from the operation of the Project.

4.2.3 Taxes; Taxes Defined. Tenant shall also pay Tenant’s Proportionate Share of Taxes in the same manner as provided above for Tenant’s Proportionate Share of Operating Costs. “Taxes” means taxes, assessments, and governmental charges or fees whether federal, state, county or municipal, and whether they be by taxing districts or authorities presently taxing or by others, subsequently created or otherwise, and any other taxes and assessments (including non-governmental assessments and charges [including assessments and charges from any applicable property owner’s association] under any restrictive covenant, declaration of covenants, any applicable ground or primary lease, restrictions and easements or other private agreement that are not treated as part of Operating Costs) now or hereafter attributable to the Project (or its operation), excluding, however, penalties and interest thereon and federal and state taxes on income. However, if the present method of taxation changes so that in lieu of or in addition to the whole or any part of any Taxes, there is levied on Landlord a tax directly on the rents or revenues received therefrom or a franchise tax, margin tax, assessment, or charge based, in whole or in part, upon such rents or revenues for the Project, then all such taxes, assessments, or charges, or the part thereof so based, shall be deemed to be included within the term “Taxes” for purposes hereof. Taxes shall also include the amount of any taxes that would otherwise be imposed but for the provisions of any tax abatement agreement of which Landlord is a party or to which the Project is subject; for purposes of this Lease, such abated taxes shall be deemed to be payable by Landlord unless such tax abatements (1) are the result of Tenant’s occupancy in the Project and (2) the benefits thereof are actually received by Landlord (rather than Tenant or any other party). Taxes shall include the costs of consultants retained in an effort to lower taxes and all costs incurred in disputing any taxes or in seeking to lower the tax valuation of the Project. For property tax purposes, Tenant waives all rights to protest or appeal the appraised value of the Premises, as well as the Project, and all rights to receive notices of reappraisement. Further, and without implying any right of Tenant to do so, if Tenant protests, challenges or appeals any valuation for property tax purposes or all or any portion of the Premises and/or the Project, and such valuation increases from the value protested, challenged or appealed, Tenant agrees to indemnify, defend and hold Landlord harmless on an after-tax basis for any property taxes due as a result of such increase. From time to time during any calendar year, Landlord may estimate or re-estimate the Taxes to be due by Tenant for that calendar year and deliver a copy of the estimate or re-estimate to Tenant. Thereafter, the monthly installments of Taxes payable by Tenant shall be appropriately adjusted in accordance with the estimations. If the Building is part of a multi-building complex (a “related complex”), Taxes and Operating Costs for the related complex may be prorated among the Project and the other buildings, as reasonably determined by Landlord. Additionally, Landlord may elect to amortize items not required to be amortized under this Lease as well defer one or more amortized costs to future expense years.

4.2.4 Reconciliation Statement. By April 30 of each calendar year, or as soon thereafter as practicable, Landlord shall furnish to Tenant a statement of Operating Costs for the previous year, adjusted as provided in Section 4.2.5, and of the Taxes for the previous year (the “Reconciliation Statement”). If Tenant’s estimated payments of Operating Costs or Taxes under this Section 4.2 for the year covered by the Reconciliation Statement exceed Tenant’s Proportionate Share of such items as indicated in the Reconciliation Statement, then Landlord shall credit or reimburse Tenant for such excess within 30 days; likewise, if Tenant’s estimated payments of Operating Costs or Taxes under this Section 4.2 for such year are less than Tenant’s Proportionate Share of such items as indicated in the Reconciliation Statement, then Tenant shall pay Landlord such deficiency within 30 days of invoice from Landlord.

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4.2.5 Intentionally deleted.

4.2.6 Tenant’s Inspection Right. Provided no Event of Default then exists, after receiving an annual Reconciliation Statement and giving Landlord 30 days’ prior written notice thereof, Tenant may inspect or audit Landlord’s records relating to Additional Rent for the period of time covered by such Reconciliation Statement in accordance with the following provisions. If Tenant fails to object to the calculation of Additional Rent on an annual Reconciliation Statement within 90 days after the statement has been delivered to Tenant, or if Tenant fails to conclude its audit or inspection within 120 days after the statement has been delivered to Tenant, then Tenant shall have waived its right to object to the calculation of Additional Rent for the year in question and the calculation of Additional Rent set forth on such statement shall be final. Tenant’s audit or inspection shall be conducted where Landlord maintains its books and records, shall not unreasonably interfere with the conduct of Landlord’s business, and shall be conducted only during business hours reasonably designated by Landlord. Tenant shall pay the cost of such audit or inspection, unless the total Additional Rent for the period in question is determined to be overstated by more than 5% in the aggregate, and, as a result thereof, Tenant paid to Landlord more than the actual Additional Rent due for such period, in which case Landlord shall pay the audit cost (not to exceed the amount Tenant was overcharged for the period in question). Tenant may not conduct an inspection or have an audit performed more than once during any calendar year. If such inspection or audit reveals that an error was made in the Additional Rent previously charged to Tenant, then Landlord shall refund to Tenant any overpayment of any such costs, or Tenant shall pay to Landlord any underpayment of any such costs, as the case may be, within 30 days after notification thereof. If the audit determines an expense or cost should not be included in Additional Rent, an adjustment shall be made to both the year subject to the inspection or audit and the Base Year so costs and expenses for each year are consistently applied. Tenant shall maintain the results of each such audit or inspection confidential and shall not be permitted to use any third party to perform such audit or inspection, other than an independent firm of certified public accountants (a) reasonably acceptable to Landlord, (b) which is not compensated on a contingency fee basis or in any other manner which is dependent upon the results of such audit or inspection, and (c) which agrees with Landlord in writing to maintain the results of such audit or inspection confidential. Nothing in this Section 4.2.6 shall be construed to limit, suspend or abate Tenant’s obligation to pay Rent when due, including Additional Rent. Tenant hereby acknowledges that Tenant’s sole right to audit Landlord’s books and records and to contest the amount of Additional Rent payable by Tenant shall be as set forth in this Section 4.2.6, and Tenant hereby waives any and all other rights pursuant to applicable law to audit such books and records and/or to contest the amount of Additional Rent payable by Tenant. This provision shall survive the expiration or earlier termination of the Lease.

5. Delinquent Payment; Handling Charges.

All past due payments required of Tenant hereunder shall bear interest from the date due until paid at the lesser of eighteen percent per annum or the maximum lawful rate of interest (such lesser amount is referred to herein as the “Default Rate”); additionally, Landlord, in addition to all other rights and remedies available to it, may charge Tenant a late fee equal to the greater of (a) five percent of the delinquent payment, and (b) $250, to reimburse Landlord for its cost and inconvenience incurred as a consequence of Tenant’s delinquency. In no event, however, shall the charges permitted under this Section 5 or elsewhere in this Lease, to the extent they are considered to be interest under applicable Law, exceed the maximum lawful commercial rate of interest. Notwithstanding the foregoing, the late fee referenced above shall not be charged with respect to the first occurrence (but not any subsequent occurrence) during any 12-calendar month period that Tenant fails to make any payment of Additional Rent when due, until five days after Landlord delivers written notice of such delinquency to Tenant. Landlord and Tenant agree that the late fee referenced above represents a fair and reasonable estimate of the costs Landlord will incur by reason of Tenant’s delinquent payment.

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6. Security Deposit.

Contemporaneously with the execution of this Lease, Tenant shall pay to Landlord the Security Deposit, which shall be held by Landlord to secure Tenant’s performance of its obligations under this Lease. The Security Deposit is not an advance payment of Rent or a measure or limit of Landlord’s damages upon an Event of Default (as defined herein). Landlord may, from time to time following an Event of Default and without prejudice to any other remedy, use all or a part of the Security Deposit to perform any obligation Tenant fails to perform hereunder. Following any such application of the Security Deposit, Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount. Provided that Tenant has performed all of its obligations hereunder, Landlord shall, within 60 days after the expiration of the Term and Tenant’s surrender of the Premises in compliance with the provisions of this Lease, return to Tenant the portion of the Security Deposit which was not applied to satisfy Tenant’s obligations. Notwithstanding the preceding sentence and to the extent permitted by applicable Law, Landlord may retain the Security Deposit until such time after the expiration of the Term that Landlord is able to reconcile and confirm all amounts payable by Tenant under this Lease have been paid in full by Tenant (e.g., Landlord cannot reconcile and confirm Tenant has paid Tenant’s Proportionate Share of Taxes for the calendar year in which the Term expires if Landlord has not received a Tax bill from all applicable taxing authorities at the time of such expiration). The Security Deposit may be commingled with other funds, and no interest shall be paid thereon. If Landlord transfers its interest in the Premises and the transferee assumes Landlord’s obligations under this Lease, then Landlord may assign the Security Deposit to the transferee and Landlord thereafter shall have no further liability for the return of the Security Deposit. The rights and obligations of Landlord and Tenant under this Section 6 are subject to any other requirements and conditions imposed by Laws applicable to the Security Deposit.

7. Landlord’s Maintenance Obligations.

7.1 Net Lease.

This Lease is intended to be a net lease and Landlord’s maintenance, repair and replacement obligations are limited to those expressly set forth in this Section 7. Landlord’s obligations under this Section 7 shall not apply to any items installed by or on behalf of a Tenant Party.

7.2 Costs Paid by Landlord.

Landlord, at its cost and expense (but subject to reimbursement by Tenant pursuant to the following sentence), shall be responsible only for replacement of the structural elements of the Building’s roof, foundation and exterior walls. The cost of any such replacements shall be amortized using a commercially reasonable rate of interest over the useful economic life of such replacements as determined by Landlord in its reasonable discretion, and Tenant shall reimburse Landlord for such amortized costs as part of Operating Costs. Landlord’s liability for any defects, repairs, replacement or maintenance for which Landlord is specifically responsible for under this Lease shall be limited to the cost of performing the work. Landlord shall ensure that all heating, ventilation, and air conditioning systems and equipment inside, outside, or exclusively serving the Premises as of the Effective Date (collectively, the “Warranty Items”) are in good working order and shall warrant the same for a period of 365 days from the Commencement Date (the “Warranty Period”). During the Warranty Period, if Tenant notifies Landlord of any necessary repairs or replacements to the Warranty Items that are otherwise not covered by the HVAC service contract maintained by Tenant pursuant to this Lease, then Landlord shall perform the same at Landlord’s cost; provided, however, that if any repairs or replacements are necessitated because of the acts or omissions of Tenant or Tenant’s agents, invitees, contractors, or employees, then Landlord shall have no obligation to repair or replace such Warranty Items and Tenant shall repair and/or replace such Warranty Items at Tenant’s sole cost and expense. Such warranty shall expire and be of no further force or effect (and Landlord shall not have any obligation of repair relative thereto) for any repairs or replacements to the Warranty Items for which Tenant fails to make a written claim to Landlord on or before the expiration of the Warranty Period.

7.3 Costs Paid as Operating Costs.

Landlord shall maintain, repair and replace the Building’s Structure, the driveways, alleys, parking areas, roads, landscape and grounds of the Project, the exterior of the Building (including painting, caulking and sealing) and any items normally associated with the foregoing, in each case, in good condition and consistent with the operation of a bulk warehouse/industrial facility. All costs in performing the work described in this Section 7.3 shall be included in Operating Costs except to the extent expressly (a) excluded by Section 4.2.2, or (b) reimbursable by Tenant to Landlord pursuant to this Lease, including Section 8.7.

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7.4 Performance of Work.

Tenant shall promptly notify Landlord in writing of any work required to be performed under this Section 7, and Landlord shall not be responsible for performing such work until Tenant delivers to Landlord such notice. Landlord shall have no obligations hereunder with respect to uninsured losses and damages caused by a Tenant Party. Tenant expressly waives the benefit of any statute now or in the future in effect which would otherwise afford Tenant the right to terminate this Lease because of Landlord’s failure to keep the Project in good order, condition and repair. Notwithstanding anything to the contrary contained herein, Landlord shall, in its sole and absolute discretion, determine the appropriate remedial action required of it to satisfy its maintenance obligations hereunder (e.g., Landlord shall, in its sole discretion, determine whether, and to the extent, repairs or replacements are the appropriate remedial action). If Landlord fails to commence and diligently pursue any maintenance obligation in this Lease thirty (30) days following receipt of written notice from Tenant, and Landlord does not dispute in good faith that Landlord is obligated pursuant to the terms of this Lease to perform the obligation in question, Tenant shall have the right to perform such maintenance as more particularly described below after giving an additional written notice (the “Second Notice”) to Landlord. If such maintenance obligation remains unsatisfied for an additional ten business days after Landlord’s receipt of the Second Notice, and such failure by Landlord materially and adversely affects Tenant’s use or occupancy of the Premises, then, provided no Event of Default by Tenant then exists, Tenant may perform such obligation in good and workmanlike manner and compliance with all Laws and this Lease. Thereafter Landlord shall pay to Tenant the reasonable out-of-pocket costs actually incurred by Tenant to cure such default (up to the aggregate maximum of $10,000.00 per calendar year) within 30 days following receipt by Landlord of the paid invoices therefor, together with any other documentation reasonably requested by Landlord. Tenant shall defend, indemnify, and hold harmless Landlord and its representatives and agents from and against all claims, demands, liabilities, causes of action, suits, judgments, damages, and expenses (including reasonable attorneys’ fees) arising from Tenant’s exercise of such self-help rights in accordance with Tenant’s indemnity contained in Section Error! Reference source not found. hereof.

7.5 Access

Subject to the Project rules and regulations attached as Exhibit C hereto and the other provisions of this Lease (including Section 9 hereof), Tenant will be provided access to the Premises 24 hours per day, seven days per week.

8. Improvements, Alterations, Tenant’s Maintenance and Repair Obligations; Utilities.

8.1 Improvements; Alterations.

Improvements to the Premises shall be installed at Tenant’s expense only in accordance with plans and specifications which have been previously submitted to and approved in writing by Landlord, which approval shall be governed by the provisions set forth in this Section 8.1. No alterations or physical additions in or to the Premises (including the installation of systems furniture or other equipment or personal property that affects or otherwise connects to the Building’s Systems) may be made without Landlord’s prior written consent, which shall not be unreasonably withheld or delayed; however, Landlord may withhold its consent in its sole discretion to any alteration or addition that would (a) adversely affect (which determination shall be made by Landlord in its commercially reasonable discretion) the Building’s Structure or the Building’s Systems (including the Project’s restrooms or mechanical rooms), (b) is used for or associated with the use, storage or dispensing of Hazardous Materials (defined below), or (c) affect (which determination shall be made by Landlord in its sole and absolute discretion) the exterior of the Project. Further, Landlord may condition its consent to any alteration or addition on Tenant obtaining a letter of credit, bond or other form of security satisfactory to Landlord, in its sole discretion, to ensure Tenant’s compliance with its obligations hereunder. Tenant shall not paint or install lighting or decorations, signs, window or door lettering, or advertising media of any type visible from the exterior of the Premises without the prior written consent of Landlord, which consent may be withheld in Landlord’s sole and absolute discretion. All water heaters in the Premises must be tankless and must include automatic shut off valves and water sensors. All alterations, additions, and improvements shall be constructed, maintained, and used by Tenant, at its risk and expense, in accordance with all Laws; Landlord’s consent to or approval of any alterations, additions or improvements (or the plans therefor) shall not constitute a representation or warranty by Landlord, nor Landlord’s acceptance, that the same comply with sound architectural and/or engineering practices or with all applicable Laws, and Tenant shall be solely responsible for ensuring all such compliance. Landlord and Tenant hereby acknowledge and agree that all alterations, improvements, fixtures, equipment and/or appurtenances which may be installed or placed in or about the Premises, from time to time, shall be at the sole cost of Tenant and shall be and become part of the Premises and the property of Landlord (subject to the provisions of Section 21).

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8.2 Repair and Maintenance by Tenant.

To the extent not a specific Landlord responsibility set forth in Section 7.2 or 7.3 above, Tenant shall maintain the Premises in a clean, safe, and operable condition, and to a Class A standard and shall not permit or allow to remain any waste or damage to any portion of the Premises. Additionally, Tenant, at its sole expense, shall repair, replace and maintain in good repair and condition and in accordance with all Laws and the equipment manufacturer’s suggested service programs, all portions of the Project and all areas, improvements and systems exclusively serving the Premises, including the Building’s Systems, loading areas, loading docks, dock wells, dock equipment, dock doors, dock bumpers, dock seals, overhead doors, levelers, plates and similar equipment, plumbing, sump pumps, electrical, water, fire sprinkler system, and sewer lines, entries, doors, door frames, special fronts or office entries, ceilings, skylights, glass or plate glass windows, window frames, interior walls, and the interior side of demising walls, floor slab and HVAC systems (including all duct work and any evaporative units), and other building and mechanical systems, and Tenant shall utilize all of the foregoing items in accordance with all applicable design specifications and capacities. Such repair and replacements include capital expenditures and repairs whose benefit may extend beyond the Term. No later than 14 days prior to the end of the Term, Tenant shall deliver to Landlord a certificate from an engineer reasonably acceptable to Landlord certifying that all such items which Tenant is required to maintain hereunder are then in good repair and condition and have been maintained in accordance with this Section 8.2. Landlord may perform Tenant’s maintenance, repair or replacement obligations at Tenant’s cost. In furtherance of the foregoing, Tenant, during the entire Term and at its sole cost and expense, shall enter into a regularly scheduled preventative maintenance/service contract with a maintenance contractor approved by Landlord for servicing all hot water, HVAC and elevator systems and equipment within or serving the Premises. Such service contract must include all services suggested by the equipment manufacturer in its operations/maintenance manual. An executed copy of such contract shall be provided to Landlord prior to the date upon which Tenant takes possession of the Premises, and copies of all renewals or extensions of such contract shall be provided to Landlord within ten days following the effective date thereof. If Tenant fails to provide a copy of such contract (or renewal) within ten business days following Landlord’s written request therefor, Landlord may elect to enter into such contract at Tenant’s cost, plus an administrative fee of 15% of such cost. Tenant shall repair or replace, subject to Landlord’s direction and supervision, any damage to the Project caused by a Tenant Party. If (a) Tenant fails to commence to make such repairs or replacements within 15 days after the occurrence of such damage and thereafter diligently pursue the completion thereof (or, in the case of an emergency, such shorter period of time as is reasonable given the circumstances), or (b) notwithstanding such diligence, Tenant fails to complete such repairs or replacements within 30 days after the occurrence of such damage (or, in the case of an emergency, such shorter period of time as is reasonable given the circumstances), then Landlord may make the same at Tenant’s cost. If any such damage affects the Building’s Systems and/or Building’s Structure or any area outside the interior surface of the curtain walls of the Building, then Landlord may elect to repair such damage at Tenant’s expense, rather than having Tenant repair such damage.

8.3 Performance of Work.

All work described in this Section 8 shall be performed only by Landlord or by contractors and subcontractors approved in writing by Landlord and only in accordance with plans and specifications approved by Landlord in writing. If Tenant requests that Landlord perform any work described in this Section 8, Tenant shall pay to Landlord a construction management fee equal to 5% of the cost of such work. Tenant shall cause all contractors and subcontractors to procure and maintain insurance coverage naming the Landlord Insured Parties (defined below) as additional insureds against such risks, in such amounts, and with such companies as Landlord may reasonably require. Tenant shall provide Landlord with the identities, mailing addresses and telephone numbers of all persons performing work or supplying materials prior to beginning such construction and Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable Laws. All such work shall be performed in accordance with all Laws and in a good and workmanlike manner so as not to damage the Project (including the Premises, the Building’s Structure and the Building’s Systems) and shall use materials of a quality that is at least equal to the quality designated by Landlord as the minimum standard for the Building, and in such manner as to cause a minimum of interference with other construction in progress and with the transaction of business in the Project. Landlord may designate reasonable rules, regulations and procedures for the performance of all such work (including insurance requirements for contractors) and, to the extent reasonably necessary to avoid disruption to the occupants of the related complex, shall have the right to designate the time when such work may be performed. All such work which may affect the Building’s Structure or the Building’s Systems must be approved by the Project’s engineer of record, at Tenant’s expense and, at Landlord’s election, must be performed by Landlord’s usual contractor for such work. All work affecting the roof of the Building must be performed by Landlord’s roofing contractor and no such work will be permitted if it would void or reduce or otherwise adversely affect the warranty on the roof. Upon completion of any work described in this Section 8, Tenant shall furnish Landlord with accurate reproducible “as-built” CADD files of the improvements as constructed.

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8.4 Mechanic’s Liens.

All work performed, materials furnished, or obligations incurred by or at the request of a Tenant Party shall be deemed authorized and ordered by Tenant only, and Tenant shall not permit any mechanic’s or construction liens to be filed against the Premises or the Project in connection therewith. Upon completion of any such work, Tenant shall deliver to Landlord final unconditional lien waivers from all contractors, subcontractors and materialmen who performed such work in a form approved by Landlord. If such a lien is filed, then Tenant shall, within ten days after Landlord has delivered notice of the filing thereof to Tenant (or such earlier time period as may be necessary to prevent the forfeiture of the Premises, the Project or any interest of Landlord therein or the imposition of a civil or criminal fine with respect thereto), either (a) pay the amount of the lien and cause the lien to be released of record, or (b) diligently contest such lien and deliver to Landlord a bond or other security reasonably satisfactory to Landlord. If Tenant fails to timely take either such action, then Landlord may pay the lien claim, and any amounts so paid, including expenses and interest, shall be paid by Tenant to Landlord within ten days after Landlord has invoiced Tenant therefor. Landlord and Tenant acknowledge and agree that their relationship is and shall be solely that of “landlord-tenant” (thereby excluding a relationship of “owner-contractor,” “owner-agent” or other similar relationships) and that Tenant is not authorized to act as Landlord’s common law agent or construction agent in connection with any work performed in the Premises. Accordingly, all materialmen, contractors, artisans, mechanics, laborers and any other persons now or hereafter contracting with Tenant, any contractor or subcontractor of Tenant or any other Tenant Party for the furnishing of any labor, services, materials, supplies or equipment with respect to any portion of the Premises, at any time from the Lease Date until the end of the Term, are hereby charged with notice that they look exclusively to Tenant to obtain payment for same. Nothing herein shall be deemed a consent by Landlord to any liens being placed upon the Premises, the Project or Landlord’s interest therein due to any work performed by or for Tenant or deemed to give any contractor or subcontractor or materialman any right or interest in any funds held by Landlord to reimburse Tenant for any portion of the cost of such work. Tenant shall defend, indemnify and hold harmless Landlord and its agents and representatives from and against all claims, demands, causes of action, suits, judgments, damages and expenses (including attorneys’ fees) in any way arising from or relating to the failure by any Tenant Party to pay for any work performed, materials furnished, or obligations incurred by or at the request of a Tenant Party. This indemnity provision shall survive termination or expiration of this Lease.

8.5 Janitorial Services.

Tenant, at its sole expense, shall provide its own janitorial services to the Premises and shall maintain the Premises in a clean and safe condition and to a Class A standard. All janitorial services and employees utilized by Tenant shall be subject to Landlord’s prior written consent. Tenant shall store all trash and garbage within the area and in receptacles designated from time to time by Landlord and shall, at its sole expense, arrange for the regular pickup of such trash and garbage at times, and pursuant to reasonable regulations, established by Landlord from time to time. If Tenant fails to provide janitorial services to the Premises or trash removal services in compliance with the foregoing or maintain the Premises in a clean and safe condition, Landlord, in addition to any other rights and remedies available to it, may provide such services, and Tenant shall pay to Landlord the cost thereof, plus an administrative fee equal to 15% of such cost, within ten days after Landlord delivers to Tenant an invoice therefor.

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8.6 Utilities; Licenses and Permits.

8.6.1 Utilities. Tenant shall directly pay for all water, gas, electricity, heat, telephone, sewer, sprinkler charges and other utilities and services used at the Premises, together with any taxes, penalties, surcharges, connection charges, maintenance charges, and the like pertaining to Tenant’s use of the Project. Landlord shall have no responsibility whatsoever in connection with the foregoing. Landlord may, at Tenant’s expense, separately meter and bill Tenant directly for its use of any such utility service. Tenant, at its expense, shall obtain all utility services for the Premises in its name, including making all applications therefor, obtaining meters and other related equipment, and paying all deposits and connection charges. Landlord shall not be liable for any interruption or failure of utility service to the Premises, and such interruption or failure of utility service shall not be a constructive eviction of Tenant, constitute a breach of any implied warranty, or entitle Tenant to any abatement of Tenant’s obligations hereunder.

8.6.2 Licenses and Permits. Tenant shall, at its sole cost and expense, obtain and keep in force during the Term, and all extensions thereof, all licenses, certificates and permits necessary for it to use the Premises in accordance with applicable Laws.

8.7 Reimbursable Expenses

. Within 30 days following Landlord’s written invoice to Tenant, Tenant shall reimburse Landlord (not as an Operating Cost but as a direct reimbursement) for (a) the cost of all maintenance, repair or replacement work performed by Landlord under Section 8, or as a result of any Tenant Party (including Tenant’s failure to maintain in accordance with the Lease) invalidating or otherwise affecting the warranties applicable to the Project and (b) the cost of all alterations to the Building’s Structure or the Building’s Systems required by applicable Law because of Tenant’s use of the Premises or alterations or improvements to the Premises made by or for a Tenant Party, in each case plus an administrative fee of 15% of such cost.

9. Use.

Tenant shall continuously occupy and use the Premises only for the Permitted Use and no other use or purpose and shall comply with all Laws relating to the use, condition, access to, and occupancy of the Premises (including the requirements of any development guidelines applicable to the Project as they may exist from time to time, and all amendments thereto) and will not commit waste, overload the Building’s Structure or the Building’s Systems or subject the Premises to use that would damage the Project. Notwithstanding anything in this Lease to the contrary, as between Landlord and Tenant, Tenant shall bear the risk of complying with all Laws with respect to the Premises, including Title III of the Americans With Disabilities Act of 1990, any state laws governing handicapped access or architectural barriers, and all rules, regulations, and guidelines promulgated under such laws, as amended from time to time (the “Disabilities Acts”) in the Premises. The Premises shall not be used for any use which is disreputable, creates extraordinary fire hazards, or results in an increased rate of insurance on the Project or its contents. Except as provided below, the following uses are expressly prohibited in the Premises: schools, governmental offices or agencies; personnel agencies; collection agencies; credit unions; data processing, telemarketing, reservation centers or other “call centers”; medical treatment and health care; radio, television or other communications broadcasting; restaurants and other retail; and customer service offices of a public utility company. Notwithstanding the preceding sentence, the following ancillary uses are permitted in the Premises only so long as they do not, in the aggregate, occupy more than 10% of the square feet in the Premises: (1) the following services provided by Tenant exclusively to its employees; schools, training and other educational services; credit unions; and similar employee services; and (2) the following services directly and exclusively supporting Tenant’s business: telemarketing; reservations; data processing; debt collection; and similar support services. Tenant acknowledges and agrees that Tenant’s use of the Premises shall not include, and neither the Premises nor any portion of the Project shall be used for, the use, growing, producing, processing, storing (short- or long term), distributing, transporting, or selling of cannabis, cannabis derivatives, or any cannabis containing substances (collectively, “Cannabis”), or any uses related to the same, nor shall Tenant permit, allow or suffer, any Tenant Party to bring any Cannabis onto the Premises or any portion of the Project. Furthermore, the Premises may not be used in any manner that would violate any restrictive covenants or other covenants and restrictions then affecting the Project. If, because of a Tenant Party’s acts or omissions or because Tenant vacates the Premises, the rate of insurance on the Project or its contents increases, then such acts or omissions shall be an Event of Default, Tenant shall pay to Landlord the amount of such increase on demand, and acceptance of such payment shall not waive any of Landlord’s other rights. Tenant shall conduct its business and control each other Tenant Party so as not to create any nuisance or unreasonably interfere with other tenants of the related complex or Landlord in its management of the Project.

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10. Assignment and Subletting.

10.1 Transfers.

Except as provided in Section 10.8, Tenant shall not, without the prior written consent of Landlord, (a) assign, transfer, or encumber this Lease or any estate or interest herein, whether directly or by operation of law, (b) permit any other entity to become Tenant hereunder by merger, consolidation, or other reorganization, (c) if Tenant is an entity other than a corporation whose stock is publicly traded, permit the transfer of an ownership interest in Tenant so as to result in a change in the current direct or indirect control of Tenant, (d) sublet any portion of the Premises, (e) grant any license, concession, or other right of occupancy of any portion of the Premises, (f) permit the use of the Premises by any parties other than Tenant, or (g) sell or otherwise transfer, in one or more transactions, a majority of Tenant’s assets (any of the events listed in Section 10.1(a) through 10.1(g) being a “Transfer”).

10.2 Consent Standards.

Landlord shall not unreasonably withhold its consent to any assignment of Tenant’s entire interest in this Lease or subletting of the Premises, provided that the proposed transferee (a) is creditworthy, (b) will use the Premises for the Permitted Use (thus, excluding, without limitation, uses for credit processing, telemarketing, and co-working) and will not use the Premises in any manner that would conflict with any exclusive use agreement or other similar agreement entered into by Landlord with any other tenant of the related complex, (c) will not use the Premises, Building or Project in a manner that would materially increase Operating Costs or the pedestrian or vehicular traffic to the Premises, Building or Project, (d) is not a governmental or quasi-governmental entity, or subdivision or agency thereof, or any other entity entitled to the defense of sovereign immunity, (e) is not another occupant of the related complex or an Affiliate of such occupant, (f) is not currently and has not in the past been involved in litigation with Landlord or any of its Affiliates, (g) meets Landlord’s reasonable standards for tenants of the Project and any related complex and is otherwise compatible with the character of the occupancy of the Project and any related complex, (h) will not result in, either by the transfer or any consideration payable to Landlord in connection therewith, an adverse effect on any real estate investment trust (or pension fund or other ownership vehicle) qualification tests applicable to Landlord or any of its Affiliates, (i) will not materially increase the likelihood of Release of Hazardous Materials (as defined herein) on the Project, and (j) is not a person or entity with whom Landlord is then, or has been within the six-month period prior to the time Tenant seeks to enter into such assignment or subletting, negotiating to lease space in the Project or any related complex or any Affiliate of any such person or entity; otherwise, Landlord may withhold its consent in its sole discretion. Additionally, Landlord may withhold its consent in its sole discretion to any proposed Transfer if any Event of Default by Tenant then exists. Any Transfer made while an Event of Default exists hereunder, irrespective whether Landlord’s consent is required hereunder with respect to the Transfer, shall be voidable by Landlord in Landlord’s sole discretion. In agreeing to act reasonably, Landlord is agreeing to act in a manner consistent with the standards followed by large institutional owners of commercial real estate and Landlord is permitted to consider the financial terms of the Transfer and the impact of the Transfer on Landlord’s own leasing efforts and the value of the Project. Landlord may condition its consent to a Transfer on an increase in the Security Deposit or receipt of a guaranty from a suitable party. Landlord shall not be required to act reasonably in considering any request to pledge or encumber this Lease or any interest therein.

10.3 Request for Consent.

If Tenant requests Landlord’s consent to a Transfer, then, at least 15 business days prior to the effective date of the proposed Transfer, Tenant shall provide Landlord with a written description of all terms and conditions of the proposed Transfer, copies of the proposed documentation, and the following information about the proposed transferee: name and address of the proposed transferee and any entities and persons who own, control or direct the proposed transferee; reasonably satisfactory information about its business and business history; its proposed use of the Premises; banking, financial, and other credit information; and general references sufficient to enable Landlord to determine the proposed transferee’s creditworthiness and character. Concurrently with Tenant’s notice of any request for consent to a Transfer, Tenant shall pay to Landlord a fee of $1,000 to defray Landlord’s expenses in reviewing such request, and Tenant shall also reimburse Landlord immediately upon request for its reasonable attorneys’ fees and other expenses incurred in connection with considering any request for consent to a Transfer (whether or not consent is granted) and in documenting (and negotiating the terms of) Landlord’s consent. If Landlord does not consent to a Transfer, Tenant’s sole remedy against Landlord will be an action for specific performance or declaratory relief, and Tenant may not terminate this Lease or seek monetary damages.

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10.4 Conditions to Consent.

If Landlord consents to a proposed Transfer, then the proposed transferee shall deliver to Landlord a written agreement on Landlord’s consent form whereby it expressly assumes Tenant’s obligations hereunder (among other terms and conditions reasonably required by Landlord in connection with providing its consent); however, any transferee of less than all of the space in the Premises shall be liable only for obligations under this Lease that are properly allocable to the space subject to the Transfer for the period of the Transfer. No Transfer shall release Tenant from its obligations under this Lease, but rather Tenant and its transferee shall be jointly and severally liable therefor. Landlord’s consent to any Transfer shall not waive Landlord’s rights as to any subsequent Transfers and no subtenant of any portion of the Premises shall be permitted to further sublease any portion of its subleased space. If an Event of Default occurs while the Premises or any part thereof are subject to a Transfer, then Landlord, in addition to its other remedies, may collect directly from such transferee all rents becoming due to Tenant and apply such rents against Rent. Tenant authorizes its transferees to make payments of rent directly to Landlord upon receipt of notice from Landlord to do so following the occurrence of an Event of Default hereunder. Tenant shall pay for the cost of any demising walls or other improvements necessitated by a proposed subletting or assignment.

10.5 Attornment by Subtenants.

Each sublease by Tenant hereunder shall be subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate, and each subtenant by entering into a sublease is deemed to have agreed that in the event of termination, re-entry or dispossession by Landlord under this Lease, Landlord may, at its option, take over all of the right, title and interest of Tenant, as sublandlord, under such sublease, and such subtenant shall, at Landlord’s option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not be (a) liable for any previous act or omission of Tenant under such sublease, (b) subject to any counterclaim, offset or defense that such subtenant might have against Tenant, (c) bound by any previous modification of such sublease not approved by Landlord in writing or by any rent or additional rent or advance rent which such subtenant might have paid for more than the current month to Tenant, and all such rent shall remain due and owing, notwithstanding such advance payment, (d) bound by any security or advance rental deposit made by such subtenant which is not delivered or paid over to Landlord and with respect to which such subtenant shall look solely to Tenant for refund or reimbursement, or (e) obligated to perform any work in the subleased space or to prepare it for occupancy, and in connection with such attornment, the subtenant shall execute and deliver to Landlord any instruments Landlord may reasonably request to evidence and confirm such attornment. Each subtenant or licensee of Tenant shall be deemed, automatically upon and as a condition of its occupying or using the Premises or any part thereof, to have agreed to be bound by the terms and conditions set forth in this Section 10.5. The provisions of this Section 10.5 shall be self-operative, and no further instrument shall be required to give effect to this provision.

10.6 Cancellation.

Landlord may, within 30 days after submission of Tenant’s written request for Landlord’s consent to an assignment or subletting, cancel this Lease as to the portion of the Premises proposed to be sublet or assigned as of the date the proposed Transfer is to be effective. If Landlord cancels this Lease as to any portion of the Premises, then this Lease shall cease for such portion of the Premises and Tenant shall pay to Landlord all Rent accrued through the cancellation date relating to the portion of the Premises covered by the proposed Transfer. Thereafter, Landlord may lease such portion of the Premises to the prospective transferee (or to any other person) without liability to Tenant, and in such event, Tenant will execute appropriate documentation as required by Landlord in order to evidence the conversion of this Lease into a multi-tenant lease.

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10.7 Additional Compensation.

Tenant shall pay to Landlord, immediately upon receipt thereof, the excess of (a) all compensation received by Tenant for a Transfer less the actual out-of-pocket costs reasonably incurred by Tenant with unaffiliated third parties (i.e., brokerage commissions and tenant finish work) in connection with such Transfer (such costs shall be amortized on a straight-line basis over the term of the Transfer in question) over (b) the Rent allocable to the portion of the Premises covered thereby.

10.8 Permitted Transfers.

Notwithstanding Section 10.1, Tenant may Transfer all or part of its interest in this Lease or all or part of the Premises (a “Permitted Transfer”) to the following types of entities (a “Permitted Transferee”) without the written consent of Landlord:

10.8.1 an Affiliate of Tenant, but only so long as such transferee remains an Affiliate of Tenant;

10.8.2 any corporation, limited partnership, limited liability partnership, limited liability company or other business entity in which or with which Tenant, or its corporate successors or assigns, is merged or consolidated, in accordance with applicable statutory provisions governing merger and consolidation of business entities, so long as (a) Tenant’s obligations hereunder are assumed by the entity surviving such merger or created by such consolidation; and (b) the proposed transferee satisfies the Tangible Net Worth Threshold as of the effective date of the Permitted Transfer; or

10.8.3 any corporation, limited partnership, limited liability partnership, limited liability company or other business entity acquiring all or substantially all of Tenant’s assets, so long as (a) Tenant’s obligations hereunder are assumed by the entity acquiring such assets; and (b) the proposed transferee satisfies the Tangible Net Worth Threshold as of the effective date of the Permitted Transfer.

Tenant shall promptly notify Landlord of any such Permitted Transfer. Tenant shall remain liable for the performance of all of the obligations of Tenant hereunder, or if Tenant no longer exists because of a merger, consolidation, or acquisition, the surviving or acquiring entity shall expressly assume in writing the obligations of Tenant hereunder. Additionally, the Permitted Transferee shall comply with all of the terms and conditions of this Lease, including the Permitted Use, and the use of the Premises by the Permitted Transferee may not violate any other agreements affecting the Premises or the Project or any related complex, Landlord or other tenants of the related complex. No later than ten days after the effective date of any Permitted Transfer, Tenant agrees to furnish Landlord with (1) copies of the instrument effecting any of the foregoing Transfers, (2) documentation establishing Tenant’s satisfaction of the requirements set forth above applicable to any such Transfer, and (3) evidence of insurance as required under this Lease with respect to the Permitted Transferee. The occurrence of a Permitted Transfer shall not waive Landlord’s rights as to any subsequent Transfers, and any subsequent Transfer by a Permitted Transferee shall be subject to the terms of this Section 10. As used herein, the term “Tangible Net Worth Threshold” shall mean the proposed Permitted Transferee has a Tangible Net Worth equal to or greater than $10,000,000, as evidenced by financial statements audited by a certified public accounting firm reasonably acceptable to Landlord. As used herein, “Tangible Net Worth” means the excess of total assets over total liabilities, in each case as determined in accordance with generally accepted accounting principles consistently applied (“GAAP”), excluding, however, from the determination of total assets all assets which would be classified as intangible assets under GAAP including goodwill, licenses, patents, trademarks, trade names, copyrights, and franchises. The right to Transfer to an Affiliate pursuant to Section 10.8.1 shall be subject to the condition that such Permitted Transferee remains an Affiliate of Tenant and that on or before such Transfer being effected both Tenant and such Permitted Transferee must enter into an agreement with Landlord, in a form satisfactory to Landlord, Tenant and such Permitted Transferee, each acting reasonably, that if such Permitted Transferee ceases to be an Affiliate of Tenant, it shall so notify Landlord in writing within ten days after such event and, upon the written request of Landlord, transfer, assign, set over and/or re-assign this Lease and its interest in the Premises, as applicable, to Tenant or, subject to complying with this condition, another Affiliate of Tenant.

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11. Insurance; Waivers; Subrogation; Indemnity.

11.1 Tenant’s Insurance.

Effective as of the earlier of (a) the date Tenant enters or occupies the Premises, or (b) the Commencement Date, and continuing throughout the Term, at its own expense, Tenant shall maintain the following insurance policies:

11.1.1 commercial general liability insurance (including property damage, bodily injury and personal injury coverage) with limits of not less than $1,000,000 per occurrence and $2,000,000 in the annual aggregate on a per location basis in primary coverage, with an additional $5,000,000 limit in umbrella coverage on a per location basis, such other amounts as reasonably necessary for the Landlord to properly manage the Project or as may be required by Landlord’s Mortgagee, insuring Tenant (and naming the Landlord Insured Parties as additional insureds), against liability for injury to or death of a person or persons or damage to property arising from the use and/or occupancy of the Premises, operations, independent contractors, products-completed operations, personal injury, advertising injury, liability under assumed contracts, and without implying any consent by Landlord to the installation thereof, the installation, operation, maintenance, repair or removal of Tenant’s Off-Premises Equipment (and if the use and occupancy of the Premises include any activity or matter that is or may be excluded from coverage under a commercial general liability policy [e.g., the sale, service, distribution or consumption of alcoholic beverages], Tenant shall obtain such endorsements to the commercial general liability policy or otherwise obtain insurance to insure all liability arising from such activity or matter [including liquor liability, if applicable] in such amounts as Landlord may require). The policy shall be endorsed naming the Landlord Insured Parties as additional insureds on a primary and non-contributory basis and be affirmed via endorsements acceptable to Landlord,

11.1.2 cause of loss-special risk form (formerly “all-risk”) or its equivalent insurance (including sprinkler leakage, theft, boiler and machinery, ordinance and law, sewer back-up, pipe burst, wind driven rain, water leakage, flood, earthquake, windstorm, and collapse coverage) covering the full value of all alterations and improvements and betterments in the Premises, naming Landlord and Landlord’s Mortgagee as additional loss payees as their interests may appear,

11.1.3 cause of loss-special risk form (formerly “all-risk”) or its equivalent insurance covering the full value of all furniture, trade fixtures, equipment, and personal property (including property of Tenant or others) in the Premises or otherwise placed in the Project by or on behalf of a Tenant Party (including Tenant’s Off-Premises Equipment),

11.1.4 builder’s risk or property insurance during the course of construction with an installation floater where applicable,

11.1.5 worker’s compensation insurance of $1,000,000 (or such larger amount as required by applicable state law), including provisions for voluntary benefits as required in labor agreements, and employer’s liability insurance with limits of not less than $1,000,000 each accident, $1,000,000 disease policy limit, and $1,000,000 disease each employee,

11.1.6 business interruption and extra expense insurance in an amount typically carried by prudent tenants engaged in similar operations, but in no event in an amount less than double the annual Basic Rent then in effect,

11.1.7 comprehensive crime coverage of $1,000,000, and

11.1.8 environmental impairment liability insurance insuring Tenant (and naming the Landlord Insured Parties as additional insureds) against all liability for environmental damage, including third party property damage and bodily injury liability, as well as the cost of investigation and remediation (and insuring pollution hazards from cargo), arising from the use and occupancy of the Premises and (without implying any consent by Landlord to the installation thereof) the installation, operation, maintenance, repair or removal of Tenant’s Off-Premises Equipment), with limits of not less than $2,000,000 per claim and $2,000,000 in the aggregate.

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In addition, Tenant shall cause all vendors, architects and design professionals, contractors and subcontractors to procure and maintain insurance coverage (and naming the Landlord Insured Parties as additional insureds and be affirmed via endorsements acceptable to Landlord) against such risks, in such amounts, and with such companies as Landlord may reasonably require, including insurance similar to insurance Tenant is obligated to maintain pursuant to this Section 11.1. All Tenant’s insurance policies required hereunder shall include a waiver of subrogation endorsement in favor of the Landlord Insured Parties.

As used in this Lease, “Landlord Insured Parties” means Landlord, Landlord’s property management company, as each of the foregoing may be changed by Landlord from time-to-time, and their associated, affiliated, and subsidiary companies, owners, directors, officers, managing agents, and fiduciaries, as they exist, and Landlord’s Mortgagee, (and Landlord shall have the right, from time to time, to require any of the foregoing to be specifically named as an additional insured upon notice to Tenant), and any other party that Landlord may designate in writing from time to time. The additional insureds will be entitled to the limits stated in this Lease, or the full limits of the insurance policies maintained by Tenant, whichever are greater. Tenant’s insurance shall be primary and non-contributory when any policy issued to Landlord provides duplicate or similar coverage, and in such circumstance Landlord’s policy will be excess over Tenant’s policy. Tenant shall furnish to Landlord certificates of such insurance and such other evidence satisfactory to Landlord of the maintenance of all insurance coverages required hereunder at least ten days prior to the earlier of the Commencement Date or the date Tenant enters or occupies the Premises (in any event, within ten days of the effective date of coverage), and at least five days prior to each renewal of said insurance, and Tenant shall ensure that each of its policies requires the insurance company to notify Landlord at least 30 days before cancellation or material change of such policy, or if that is not possible, Tenant shall so notify Landlord in writing at least 30 days before such cancellation or material change. All such insurance policies shall be in form satisfactory to Landlord and issued by companies with an A.M. Best rating of A+:VIII or better. However, no review or approval of any insurance certificate or policy by Landlord shall derogate from or diminish Landlord’s rights or Tenant’s obligations hereunder. If Tenant fails to comply with the foregoing insurance requirements or to deliver to Landlord the certificates or evidence of coverage required herein, Landlord, in addition to any other remedy available pursuant to this Lease or otherwise, may, but shall not be obligated to, obtain such insurance and Tenant shall pay to Landlord on demand the premium costs thereof, plus an administrative fee of 15% of such cost.

11.2 Landlord’s Insurance.

Throughout the Term of this Lease, Landlord shall maintain, as a minimum, the following insurance policies: (a) property insurance for the Building’s replacement value (excluding property required to be insured by Tenant), less a commercially-reasonable deductible if Landlord so chooses, and (b) commercial general liability insurance in an amount of not less than $3,000,000. Landlord may, but is not obligated to, maintain such other insurance and additional coverages as it may deem necessary. The cost of all insurance carried by Landlord with respect to the Project shall be included in Operating Costs. The foregoing insurance policies and any other insurance carried by Landlord shall be for the sole benefit of Landlord and under Landlord’s sole control, and Tenant shall have no right or claim to any proceeds thereof or any other rights thereunder. Any insurance required to be maintained by Landlord may be taken out under a blanket insurance policy or policies covering other buildings, property or insureds in addition to the Building and Landlord. In such event, the costs of any such blanket insurance policy or policies shall be allocated to the Project and the other properties covered by such policy or policies as determined by Landlord and included as part of Operating Costs. Notwithstanding anything in this Lease to the contrary, Landlord’s indemnity obligations under this Lease shall be limited to the extent any such claim is insured against under the terms of any insurance policy maintained by Landlord (or is required to be maintained by Landlord under the terms of this Lease).

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11.3 No Subrogation; Waiver of Property Claims.

Landlord and Tenant each waives any claim it might have against the other for any damage to or theft, destruction, loss, or loss of use of any property, to the extent the same is insured against under any insurance policy of the types described in this Section 11 that covers the Project, the Premises, Landlord’s or Tenant’s fixtures, personal property, leasehold improvements, or business, or is required to be insured against under the terms hereof, regardless of whether the negligence of the other party caused such Loss (defined below). Additionally, Tenant waives any claim it may have against Landlord for any Loss to the extent such Loss is caused by a terrorist act. Each party shall cause its insurance carrier to endorse all applicable policies waiving the carrier’s rights of recovery under subrogation or otherwise against the other party. Notwithstanding any provision in this Lease to the contrary, Landlord, its agents, employees and contractors shall not be liable to Tenant or to any party claiming by, through or under Tenant for (and Tenant hereby releases Landlord and its servants, agents, contractors, employees and invitees from any claim or responsibility for) any damage to or destruction, loss, or loss of use, or theft of any property of any Tenant Party located in or about the Project or any related complex, caused by casualty, theft, fire, third parties or any other matter or cause, regardless of whether the negligence of any party caused such loss in whole or in part. Tenant acknowledges that Landlord shall not carry insurance on, and shall not be responsible for damage to, any property of any Tenant Party located in or about the Project or any related complex. Notwithstanding anything to the contrary in this Lease, Landlord shall not be liable to Tenant, and Tenant hereby waives and releases all claims against Landlord and its representatives and agents, for any damages arising from any act, omission or neglect of any other tenant in the Project or any related complex and in no event shall Landlord or its representatives and agents be liable for any injury or interruption to Tenant’s business or any loss of income under any circumstances.

11.4 Indemnity.

Subject to Section 11.3, Tenant shall defend, indemnify, and hold harmless Landlord and its representatives and agents from and against all claims, demands, liabilities, causes of action, suits, judgments, damages, and expenses (including reasonable attorneys’ fees) arising from any injury to or death of any person or the damage to or theft, destruction, loss, or loss of use of, any property or inconvenience (a “Loss”) occurring in or on the Project. This indemnity shall not apply to any claims, damages, or losses arising from the gross negligence or willful misconduct of Landlord and its agents. The indemnities set forth in this Lease shall survive termination or expiration of this Lease and shall not terminate or be waived, diminished or affected in any manner by any abatement or apportionment of Rent under any provision of this Lease. If any proceeding is filed for which indemnity is required hereunder, the indemnifying party agrees, upon request therefor, to defend the indemnified party in such proceeding at its sole cost utilizing counsel satisfactory to the indemnified party.

12. Subordination; Attornment; Notice to Landlord’s Mortgagee.

12.1 Subordination.

This Lease shall be subordinate to any deed of trust, mortgage, or other security instrument (each, a “Mortgage”), or any ground lease, master lease, or primary lease (each, a “Primary Lease”), that now or hereafter covers all or any part of the Premises (the mortgagee under any such Mortgage, beneficiary under any such deed of trust, or the lessor under any such Primary Lease is referred to herein as a “Landlord’s Mortgagee”). Any Landlord’s Mortgagee may elect, at any time, unilaterally, to make this Lease superior to its Mortgage, Primary Lease, or other interest in the Premises by so notifying Tenant in writing. The provisions of this Section shall be self-operative and no further instrument of subordination shall be required; however, in confirmation of such subordination, Tenant shall execute and return to Landlord (or such other party designated by Landlord) within ten days after written request therefor such documentation, in recordable form if required, as a Landlord’s Mortgagee may reasonably request to evidence the subordination of this Lease to such Landlord’s Mortgagee’s Mortgage or Primary Lease (including a subordination, non-disturbance and attornment agreement) or, if the Landlord’s Mortgagee so elects, the subordination of such Landlord’s Mortgagee’s Mortgage or Primary Lease to this Lease.

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12.2 Attornment.

Tenant shall attorn to any party succeeding to Landlord’s interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease, or otherwise, upon such party’s request, and shall execute such agreements confirming such attornment as such party may reasonably request.

12.3 Notice to Landlord’s Mortgagee.

Tenant shall not seek to enforce any remedy it may have for any default on the part of Landlord without first giving written notice by certified mail, return receipt requested, specifying the default in reasonable detail, to any Landlord’s Mortgagee whose address has been given to Tenant, and affording such Landlord’s Mortgagee a reasonable opportunity to perform Landlord’s obligations hereunder.

12.4 Landlord’s Mortgagee’s Protection Provisions.

If Landlord’s Mortgagee shall succeed to the interest of Landlord under this Lease, Landlord’s Mortgagee shall not be: (a) liable for any act or omission of any prior lessor (including Landlord); (b) bound by any rent or additional rent or advance rent which Tenant might have paid for more than the current month to any prior lessor (including Landlord), and all such rent shall remain due and owing, notwithstanding such advance payment; (c) bound by any security or advance rental deposit made by Tenant which is not delivered or paid over to Landlord’s Mortgagee and with respect to which Tenant shall look solely to Landlord for refund or reimbursement; (d) bound by any termination, amendment or modification of this Lease made without Landlord’s Mortgagee’s consent and written approval, except for those terminations, amendments and modifications permitted to be made by Landlord without Landlord’s Mortgagee’s consent pursuant to the terms of the loan documents between Landlord and Landlord’s Mortgagee; (e) subject to the defenses which Tenant might have against any prior lessor (including Landlord); and (f) subject to the offsets which Tenant might have against any prior lessor (including Landlord) except for those offset rights which (1) are expressly provided in this Lease, (2) relate to periods of time following the acquisition of the Building by Landlord’s Mortgagee, and (3) Tenant has provided written notice to Landlord’s Mortgagee and provided Landlord’s Mortgagee a reasonable opportunity to cure the event giving rise to such offset event. Landlord’s Mortgagee shall have no liability or responsibility under or pursuant to the terms of this Lease or otherwise after it ceases to own fee simple title to the Project. Nothing in this Lease shall be construed to require Landlord’s Mortgagee to see to the application of the proceeds of any loan, and Tenant’s agreements set forth herein shall not be impaired on account of any modification of the documents evidencing and securing any loan. As used in this Section 12.4, Landlord’s Mortgagee shall include any party succeeding to Landlord’s interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease, or otherwise.

12.5 Modification of Lease.

If any Landlord’s Mortgagee requires a modification of this Lease, which modification will not cause an increased cost or expense to Tenant or in any other way materially and adversely change the rights and obligations of Tenant hereunder, Tenant agrees that this Lease may be so modified and agrees to execute whatever documents are reasonably required therefor and to deliver the same to Landlord within ten business days following a request therefor. At the request of Landlord or any Landlord’s Mortgagee, Tenant agrees to execute a short form of this Lease and deliver the same to Landlord within ten business days following the request therefor.

13. Rules and Regulations.

Tenant shall comply with the rules and regulations of the Project which are attached hereto as Exhibit C. Landlord may, from time to time, change such rules and regulations for the safety, care, or cleanliness of the Project and related facilities, provided that such changes, will not unreasonably interfere with Tenant’s use of the Premises. Tenant shall be responsible for the compliance or noncompliance with such rules and regulations by each Tenant Party.

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14. Condemnation.

14.1 Total Taking.

If the entire Project or Premises are taken by right of eminent domain or conveyed in lieu thereof (a “Taking”), this Lease shall terminate as of the date of the Taking.

14.2 Partial Taking - Tenant’s Rights.

If any part of the Project becomes subject to a Taking and such Taking will prevent Tenant from conducting on a permanent basis its business in the Premises in a manner reasonably comparable to that conducted immediately before such Taking, then Tenant may terminate this Lease as of the date of such Taking by giving written notice to Landlord within 30 days after the Taking, and Basic Rent and Additional Rent shall be apportioned as of the date of such Taking. If Tenant does not terminate this Lease, then Basic Rent and Additional Rent shall be abated on a reasonable basis as to that portion of the Premises rendered untenantable by the Taking.

14.3 Partial Taking - Landlord’s Rights.

If any material portion, but less than all, of the Building or Project becomes subject to a Taking, or if Landlord is required to pay any of the proceeds arising from a Taking to a Landlord’s Mortgagee, then Landlord may terminate this Lease by delivering written notice thereof to Tenant within 30 days after such Taking, and Basic Rent and Additional Rent shall be apportioned as of the date of such Taking. If Landlord does not so terminate this Lease, then this Lease will continue, but if any portion of the Premises has been taken, Basic Rent and Additional Rent shall abate as provided in the last sentence of Section 14.2.

14.4 Award.

If any Taking occurs, then Landlord shall receive the entire award or other compensation for the Project and other improvements taken; however, Tenant may separately pursue a claim (to the extent it will not reduce Landlord’s award) against the condemnor for the value of Tenant’s personal property taken which Tenant is entitled to remove under this Lease, moving costs and loss of business.

14.5 Restoration.

In the event of any Taking of less than the whole of the Premises which does not result in a termination of this Lease, (a) Landlord, at its expense but only to the extent of the award actually received by Landlord pursuant to such Taking (after deducting any reasonable expenses incurred in connection with such Taking), shall proceed with reasonable diligence to repair, alter and restore the remaining parts of the affected Building and the Premises therein to the extent practicable, and (b) if requested by either party, Landlord and Tenant shall promptly execute an amendment to this Lease confirming the deletion from the Premises of the space subject to the Taking.

15. Fire or Other Casualty.

15.1 Repair Estimate.

If the Premises are damaged by fire or other casualty (a “Casualty”), Tenant shall immediately give written notice to Landlord of the same, and Landlord shall, within 90 days after such Casualty (or, if later, after Landlord’s receipt of Tenant’s notice of such Casualty), deliver to Tenant a good faith estimate (the “Damage Notice”) of the time needed to repair the damage caused by such Casualty.

15.2 Tenant’s Rights.

If the Premises are damaged by Casualty such that Tenant is prevented from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Casualty and Landlord estimates that the damage caused thereby for which Landlord is responsible to repair under this Lease pursuant to Section 15.4 below cannot be repaired within one year after the commencement of repairs (the “Repair Period”), then Tenant may terminate this Lease by delivering written notice to Landlord of its election to terminate within 30 days after the Damage Notice has been delivered to Tenant.

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15.3 Landlord’s Rights.

If a Casualty occurs and (a) Landlord estimates that the damage cannot be repaired within the Repair Period, (b) the damage exceeds 50% of the replacement cost thereof (excluding foundations and footings), as estimated by Landlord, and such damage occurs during the last two years of the Term, (c) regardless of the extent of damage, the damage is not fully covered by Landlord’s insurance policies or Landlord makes a good faith determination that restoring the damage would be uneconomical, or (d) Landlord is required to pay any insurance proceeds arising out of the Casualty to a Landlord’s Mortgagee, then Landlord may terminate this Lease by giving written notice of its election to terminate within 30 days after the Damage Notice has been delivered to Tenant.

15.4 Repair Obligation.

If neither party elects to terminate this Lease following a Casualty, then Landlord shall, within a reasonable time after such Casualty, begin to repair the Premises and shall proceed with reasonable diligence to restore the Premises to substantially the same condition as they existed immediately before such Casualty; however, Landlord shall not be required to repair or replace any improvements, alterations or betterments within the Premises (which shall be promptly and with due diligence repaired and restored by Tenant at Tenant’s sole cost and expense) or any furniture, equipment, trade fixtures or personal property of Tenant or others in the Premises or the Project, and Landlord’s obligation to repair or restore the Premises shall be limited to the extent of the insurance proceeds actually received by Landlord for the Casualty in question. If this Lease is terminated under the provisions of this Section 15, Landlord shall be entitled to the full proceeds of the insurance policies providing coverage for all alterations, improvements and betterments in the Premises (and, if Tenant has failed to maintain insurance on such items as required by this Lease, Tenant shall pay Landlord an amount equal to the proceeds Landlord would have received had Tenant maintained insurance on such items as required by this Lease).

15.5 Abatement of Rent.

If the Premises are damaged by Casualty, Basic Rent and Additional Rent for the portion of the Premises rendered untenantable by the damage shall be abated on a reasonable basis from the date of damage until the earlier of (a) completion of Landlord’s repairs, (b) the date upon which completion of Landlord’s repairs would have occurred but for delays caused by Tenant Parties, or (c) the date of termination of this Lease by Landlord or Tenant as provided above, as the case may be, unless a Tenant Party caused such damage, in which case, Tenant shall continue to pay Basic Rent and Additional Rent without abatement.

15.6 Waiver of Statutory Provisions.

The provisions of this Section 15 shall constitute Tenant’s sole and exclusive remedy in the event of damage or destruction to the Premises or Project, and Tenant waives and releases all statutory rights and remedies in favor of Tenant in the event of damage or destruction, including those available under Arizona Revised Statutes Section 33-343.

16. Personal Property Taxes.

Tenant shall be liable for, and shall pay prior to delinquency, all taxes levied or assessed against personal property, furniture, fixtures, betterments, improvements, and alterations placed by any Tenant Party in the Premises or in or on the Building or Project. If any taxes for which Tenant is liable are levied or assessed against Landlord or Landlord’s property and Landlord elects to pay the same, or if the assessed value of Landlord’s property is increased by inclusion of such personal property, furniture, fixtures, betterments, improvements, and alterations and Landlord elects to pay the taxes based on such increase, then Tenant shall pay to Landlord, within 30 days following written request therefor, the part of such taxes for which Tenant is primarily liable hereunder; however, Landlord shall not pay such amount if Tenant notifies Landlord that it will contest the validity or amount of such taxes before Landlord makes such payment, and thereafter diligently proceeds with such contest in accordance with Law and if the non-payment thereof does not pose a threat of loss or seizure of the Project or interest of Landlord therein or impose any fee or penalty against Landlord.

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17. Events of Default.

Each of the following occurrences shall be an “Event of Default”:

17.1 Payment Default.

Tenant’s failure to pay Rent within five days after Landlord has delivered written notice to Tenant that the same is due; however, an Event of Default shall occur hereunder without any obligation of Landlord to give any notice if Tenant fails to pay Rent when due and, during the 12 month interval preceding such failure, Landlord has given Tenant written notice of failure to pay Rent on one or more occasions;

17.2 Prohibited Payments.

Tenant or any guarantor of Tenant’s obligations under this Lease becomes an entity from which Landlord is legally prohibited from accepting Rent payments or otherwise transacting business;

17.3 Failure to Take Possession; Abandonment.

Tenant (a) fails to take possession of the Premises when tendered by Landlord, (b) abandons or vacates the Premises or any substantial portion thereof, or (c) fails to continuously operate its business in the Premises;

17.4 Estoppel; Subordination; Financial Reports.

Tenant fails to provide any estoppel certificate, documentation regarding the subordination of this Lease or financial reports after Landlord’s written request therefor pursuant to Section 25.5, Section 12.1, and Section 25.19 respectively, and such failure shall continue for five days after Landlord’s second written notice thereof to Tenant;

17.5 Construction Related Documentation.

Tenant fails to provide any documentation or agreements concerning construction or alterations pursuant to Section 8, and such failure continues for a period of more than five business days after Landlord has delivered to Tenant written notice thereof.

17.6 Insurance.

Tenant fails to procure, maintain and deliver to Landlord evidence of the insurance policies and coverages as required under Section 11.1;

17.7 Mechanic’s Liens.

Tenant fails to pay and release of record, or diligently contest and bond around, any mechanic’s or construction lien filed against the Premises or the Project for any work performed, materials furnished, or obligation incurred by or at the request of a Tenant Party, within the time and in the manner required by Section 8.4;

17.8 Unpermitted Transfer.

Tenant shall Transfer this Lease or Tenant’s interest therein except as expressly permitted in this Lease;

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17.9 Other Defaults.

Tenant’s failure to perform, comply with, or observe any agreement or obligation of Tenant under this Lease other than provided in this Section 17 and the continuance of such failure for a period of more than 30 days after Landlord has delivered to Tenant written notice thereof; and

17.10 Insolvency.

The filing of a petition by or against Tenant (the term “Tenant” shall include, for the purpose of this Section 17.10, any guarantor of Tenant’s obligations hereunder) (a) in any bankruptcy or other insolvency proceeding; (b) seeking any relief under any state or federal debtor relief law; (c) for the appointment of a liquidator or receiver for all or substantially all of Tenant’s property or for Tenant’s interest in this Lease; (d) for the reorganization or modification of Tenant’s capital structure; or (e) in any assignment for the benefit of creditors proceeding; however, if such a petition is filed against Tenant, then such filing shall not be an Event of Default unless Tenant fails to have the proceedings initiated by such petition dismissed within 90 days after the filing thereof.

Any notices to be provided by Landlord under this Section 17 shall be in lieu of, and not in addition to, any notices required under applicable Law.

18. Remedies.

Upon any Event of Default, Landlord may, in addition to all other rights and remedies afforded Landlord hereunder or by law or equity, take any one or more of the following actions:

18.1 Termination of Lease.

Terminate this Lease by giving Tenant written notice thereof, in which event Tenant shall pay to Landlord the sum of (a) all Rent accrued hereunder through the date of termination, (b) all amounts due under Section 19.1, and (c) an amount equal to (but in no event less than zero) (1) the total Rent that Tenant would have been required to pay for the remainder of the Term discounted to present value at a per annum rate equal to the “Prime Rate” on the date this Lease is terminated minus one percent, minus (2) the then present fair rental value of the Premises for such period, similarly discounted; as used herein, “Prime Rate” means the “Prime Rate” as published on the date in question by The Wall Street Journal in its listing of “Money Rates”;

18.2 Termination of Possession.

Terminate Tenant’s right to possess the Premises without terminating this Lease by giving written notice thereof to Tenant, in which event Tenant shall pay to Landlord (a) all Rent and other amounts accrued hereunder to the date of termination of possession, (b) all amounts due from time to time under Section 19.1, and (c) all Rent and other net sums required hereunder to be paid by Tenant during the remainder of the Term, diminished by any net sums thereafter received by Landlord through reletting the Premises during such period, after deducting all costs incurred by Landlord in reletting the Premises. If Landlord elects to terminate Tenant’s right to possession without terminating this Lease, and to retake possession of the Premises (and Landlord shall have no duty to make such election), Landlord shall use reasonable efforts to relet the Premises as further described in Section 19.4 below. Landlord shall not be liable for, nor shall Tenant’s obligations hereunder be diminished because of, Landlord’s failure to relet the Premises or to collect rent due for such reletting. Tenant shall not be entitled to the excess of any consideration obtained by reletting over the Rent due hereunder. Reentry by Landlord in the Premises shall not affect Tenant’s obligations hereunder for the unexpired Term; rather, Landlord may, from time to time, bring an action against Tenant to collect amounts due by Tenant, without the necessity of Landlord’s waiting until the expiration of the Term. Unless Landlord delivers written notice to Tenant expressly stating that it has elected to terminate this Lease, all actions taken by Landlord to dispossess or exclude Tenant from the Premises shall be deemed to be taken under this Section 18.2. If Landlord elects to proceed under this Section 18.2, it may at any time elect to terminate this Lease under Section 18.1;

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18.3 Perform Acts on Behalf of Tenant.

Perform any act Tenant is obligated to perform under the terms of this Lease (and enter upon the Premises in connection therewith if necessary) in Tenant’s name and on Tenant’s behalf, without being liable for any claim for damages therefor, and Tenant shall reimburse Landlord on demand for any expenses which Landlord may incur in thus effecting compliance with Tenant’s obligations under this Lease (including collection costs and legal expenses), plus interest thereon at the Default Rate;

18.4 Suspension of Above-Building-Standard Services.

Suspend any above-Building-Standard services required to be provided by Landlord hereunder without being liable for any claim for damages therefor; or

18.5 Alteration of Locks.

Additionally, with or without notice, Landlord may alter locks or other security devices at the Premises to deprive Tenant of access thereto, and Landlord shall not be required to provide a new key or right of access to Tenant.

19. Payment by Tenant; Non-Waiver; Cumulative Remedies; Mitigation of Damage.

19.1 Payment by Tenant.

Upon any Event of Default, Tenant shall pay to Landlord all amounts, costs, losses and/or expenses incurred, abated or foregone by Landlord (including court costs and reasonable attorneys’ fees and expenses) in (a) obtaining possession of the Premises, (b) removing, storing and/or disposing of Tenant’s or any other occupant’s property, (c) repairing, restoring, altering, remodeling, or otherwise putting the Premises into the condition acceptable to a new tenant, (d) if Tenant is dispossessed of the Premises and this Lease is not terminated, reletting all or any part of the Premises (including brokerage commissions, cost of tenant finish work, and other costs incidental to such reletting), (e) performing Tenant’s obligations under this Lease which Tenant failed to perform, (f) enforcing, or advising Landlord of, its rights, remedies, and recourses arising out of the default, and (g) securing this Lease, including all commissions, allowances, reasonable attorneys’ fees, and if this Lease or any amendment hereto contains any abated Rent granted by Landlord as an inducement or concession to secure this Lease or amendment hereto, the full amount of all Rent so abated (and such abated amounts shall be payable immediately by Tenant to Landlord, without any obligation by Landlord to provide written notice thereof to Tenant, and Tenant’s right to any abated rent accruing following such Event of Default shall immediately terminate).

19.2 No Waiver.

Landlord’s acceptance of Rent following an Event of Default shall not waive Landlord’s rights regarding such Event of Default. No waiver by Landlord of any violation or breach of any of the terms contained herein shall waive Landlord’s rights regarding any future violation of such term. Landlord’s acceptance of any partial payment of Rent shall not waive Landlord’s rights with regard to the remaining portion of the Rent that is due, regardless of any endorsement or other statement on any instrument delivered in payment of Rent or any writing delivered in connection therewith; accordingly, Landlord’s acceptance of a partial payment of Rent shall not constitute an accord and satisfaction of the full amount of the Rent that is due.

19.3 Cumulative Remedies.

Any and all remedies set forth in this Lease: (a) shall be in addition to any and all other remedies Landlord may have at law or in equity, (b) shall be cumulative, and (c) may be pursued successively or concurrently as Landlord may elect. The exercise of any remedy by Landlord shall not be deemed an election of remedies or preclude Landlord from exercising any other remedies in the future. Additionally, Tenant shall defend, indemnify and hold harmless Landlord, Landlord’s Mortgagee and their respective representatives and agents from and against all claims, demands, liabilities, causes of action, suits, judgments, damages and expenses (including reasonable attorneys’ fees) arising from Tenant’s failure to perform its obligations under this Lease.

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19.4 Mitigation of Damage.

The parties agree any duty imposed by Law on Landlord to mitigate damages after a default by Tenant under this Lease shall be satisfied in full if Landlord uses reasonable efforts to lease the Premises to another tenant (a “Substitute Tenant”) in accordance with the following criteria: (a) Landlord shall have no obligation to solicit or entertain negotiations with any Substitute Tenant for the Premises until 60 days following the date upon which Landlord obtains full and complete possession of the Premises, including the relinquishment by Tenant of any claim to possession of the Premises by written notice from Tenant to Landlord; (b) Landlord shall not be obligated to lease or show the Premises on a priority basis or offer the Premises to any prospective tenant when other space in the Project or any related complex is or soon will be available; (c) Landlord shall not be obligated to lease the Premises to a Substitute Tenant for less than the current fair market value of the Premises, as determined by Landlord in its sole discretion, nor will Landlord be obligated to enter into a new lease for the Premises under other terms and conditions that are unacceptable to Landlord under Landlord’s then-current leasing policies; (d) Landlord shall not be obligated to enter into a lease with a Substitute Tenant: (1) whose use would violate any restriction, covenant or requirement contained in the lease of another tenant in the Project or any related complex; (2) whose use would adversely affect the reputation of the Project or any related complex; (3) whose use would require any addition to or modification of the Premises or Project or any related complex in order to comply with applicable Law, including building codes; (4) who does not satisfy the Tangible Net Worth Threshold or who does not have, in Landlord’s sole opinion, the creditworthiness to be an acceptable tenant; (5) that is a governmental entity, or quasi-governmental entity, or subdivision or agency thereof, or any other entity entitled to the defense of sovereign immunity, or is otherwise prohibited by Section 9 of this Lease; (6) that does not meet Landlord’s reasonable standards for tenants of the Project or any related complex or is otherwise incompatible with the character of the occupancy of the Project, as reasonably determined by Landlord; (7) whose use does not comply with the Permitted Use; (8) whose use or occupancy would result in an increase in the insurance premiums for the Project; or (9) whose use would result in utilization of more parking spaces or driveways on the Project in excess of the number or areas, as applicable, previously utilized by or allocated to Tenant; and (e) Landlord shall not be required to expend any amount of money to alter, remodel or otherwise make the Premises suitable for use by a Substitute Tenant unless: (1) Tenant pays any such amount to Landlord prior to Landlord’s execution of a lease with such Substitute Tenant (which payment shall not relieve Tenant of any amount it owes Landlord as a result of Tenant’s default under this Lease); or (2) Landlord, in Landlord’s sole discretion, determines any such expenditure is financially prudent in connection with entering into a lease with the Substitute Tenant.

20. Landlord’s Lien.

In addition to any statutory landlord’s lien, now or hereafter enacted, Tenant grants to Landlord, to secure performance of Tenant’s obligations hereunder, a security interest in all of the property situated in or upon, or used in connection with, the Premises or the Project, and all proceeds thereof (except merchandise sold in the ordinary course of business) (collectively, the “Collateral”), and the Collateral shall not be removed from the Premises or the Project without the prior written consent of Landlord until all obligations of Tenant have been fully performed. The Collateral includes specifically all furniture and all trade and other fixtures, and inventory, equipment, contract rights, accounts receivable and the proceeds thereof. For the purposes of this Section 20, there shall be a rebuttable presumption that all property located in the Premises is owned by Tenant. Upon the occurrence of an Event of Default, Landlord may, in addition to all other remedies, without notice or demand except as provided below, exercise the rights afforded to a secured party under the Uniform Commercial Code of the state in which the Premises are located (the “UCC”). To the extent the UCC requires Landlord to give to Tenant notice of any act or event and such notice cannot be validly waived before a default occurs, then five-days’ prior written notice thereof shall be reasonable notice of the act or event. In order to perfect such security interest, Landlord may file any financing statement or other instrument necessary at Tenant’s expense at the state and county Uniform Commercial Code filing offices.

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21. Surrender of Premises.

No act by Landlord shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless it is in writing and signed by Landlord. At the expiration or termination of this Lease or Tenant’s right to possess the Premises, Tenant shall (a) deliver to Landlord the Premises broom-clean with all alterations, additions, betterments and improvements (collectively, “Improvements”) located therein in good repair and condition (except for condemnation and Casualty damage not caused by Tenant, as to which Sections 14 and 15 shall control), free of any liens or encumbrances and free of Hazardous Materials placed on the Premises during the Term; (b) deliver to Landlord all keys to the Premises and all access cards to the Project (and shall reimburse Landlord for the then-current replacement cost charged by Landlord for all such keys and access cards that are not returned); (c) remove all unattached trade fixtures, furniture (including demountable walls), and personal property placed in the Premises or elsewhere in the Project by a Tenant Party and unattached equipment located in the Premises (but Tenant may not remove any such item which was paid for, in whole or in part, by Landlord unless Landlord requires such removal); (d) remove any and all cabling (including conduit) installed in the Premises or elsewhere in the Project by or on behalf of a Tenant Party, including all connections for such cabling, at Tenant’s sole cost or, if Landlord so elects, Landlord may perform such removal at Tenant’s sole cost, with the cost thereof to be paid to Landlord as Rent (Landlord will have the right, however, upon notice to Tenant, given prior to the expiration or earlier termination of the Term, to require Tenant to abandon and leave in place, without additional payment to Tenant or credit against Rent, any and all such cabling [including conduit], whether located in the Premises or elsewhere in the Project, and if Landlord so elects, Tenant covenants that such cabling shall be left in a neat and safe condition in accordance with the requirements of all applicable Laws, including the National Electric Code or any successor statute, and shall be terminated at both ends of a connector, properly labeled at each end and in each electrical closet and junction box); and (e) remove such Improvements as Landlord may require and restore the areas surrounding such Improvements to their conditions existing immediately prior to the installation of such Improvements; however, Tenant shall not be required to remove any Improvements to the Premises or the Project if Landlord has specifically agreed in writing that the Improvements in question need not be removed. Tenant shall repair all damage caused by the removal of the items described above. If Tenant fails to remove any property, including any of the property described above, Landlord may, at Landlord’s option, (1) deem such items to have been abandoned by Tenant, the title thereof shall immediately pass to Landlord at no cost to Landlord, and such items may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord without notice to Tenant and without any obligation to account for such items; any such disposition shall not be considered a strict foreclosure or other exercise of Landlord’s rights in respect of the security interest granted hereunder or otherwise, (2) remove such items, perform any work required to be performed by Tenant hereunder, and repair all damage caused by such work, and Tenant shall reimburse Landlord on demand for any expenses which Landlord may incur in effecting compliance with Tenant’s obligations hereunder (including collection costs and attorneys’ fees), plus interest thereon at the Default Rate, or (3) elect any of the actions described in clauses (1) and (2) above as Landlord may elect in its sole discretion. The provisions of this Section 21 shall survive the end of the Term.

22. Holding Over.

If Tenant fails to vacate the Premises at the end of the Term, then Tenant shall be a tenant at sufferance and, in addition to all other damages and remedies to which Landlord may be entitled for such holding over, (a) Tenant shall pay, in addition to the other Rent, Basic Rent equal to 200% of the Rent payable during the last month of the Term, and (b) Tenant shall otherwise continue to be subject to all of Tenant’s obligations under this Lease. The provisions of this Section 22 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys’ fees) and liability resulting from such failure, including any claims made by any succeeding tenant founded upon such failure to surrender, and any lost profits or other consequential damages to Landlord resulting therefrom.

23. Certain Rights Reserved by Landlord.

Landlord shall have the following rights:

23.1 Project Operations.

To make inspections and repairs, alterations, additions, changes, or improvements, whether structural or otherwise, in and about the Project, or any part thereof; to enter upon the Premises (after giving Tenant reasonable notice thereof, which may be verbal notice, except in cases of real or apparent emergency, in which case no notice shall be required) to perform Landlord’s obligations or exercise its rights under this Lease and, during the continuance of any such work, to temporarily close doors, entryways, public space, and corridors in the Building; and to interrupt or temporarily suspend Building services and facilities;

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23.2 Security.

To take such reasonable measures as Landlord deems advisable for the security of the Building and its occupants; evacuating the Building for cause, suspected cause, or for drill purposes;

23.3 Prospective Purchasers and Lenders.

Upon reasonable prior notice (which notice may be verbal) to Tenant, to enter the Premises at all reasonable hours to show the Premises to prospective purchasers or lenders; and

23.4 Prospective Tenants.

At any time during the last 12 months of the Term (or earlier if Tenant has notified Landlord in writing that it does not desire to extend the Term) upon reasonable prior notice (which notice may be verbal) to Tenant, or at any time following the occurrence of an Event of Default, to enter the Premises at all reasonable hours to show the Premises to prospective tenants.

In exercising the foregoing rights in this Section 23, Landlord shall use commercially reasonable efforts to minimize any interference with Tenant’s occupancy of the Premises.

24. Intentionally Deleted.

25. Miscellaneous.

25.1 Landlord Transfer.

Landlord may transfer any portion of the Project and any of its rights under this Lease. If Landlord assigns its rights under this Lease, then Landlord shall thereby be released from any further obligations hereunder arising after the date of transfer, provided that the assignee assumes in writing Landlord’s obligations hereunder arising from and after the transfer date.

25.2 Landlord’s Liability.

The liability of Landlord (and its successors, partners, shareholders or members) to Tenant (or any person or entity claiming by, through or under Tenant) for any default by Landlord under the terms of this Lease or any matter relating to or arising out of the occupancy or use of the Premises and/or other areas of the Building, the Project or any related complex, Project or any related complex shall be limited to Tenant’s actual direct, but not consequential, damages therefor and shall be recoverable only from the amount which is equal to the lesser of (1) the equity interest of Landlord in the Building, or (2) the equity interest Landlord would have in the Building if the Building were encumbered by third-party debt in an amount equal to 80% of the value of the Building (as such value is determined by Landlord). Further, Landlord (and its successors, partners, shareholders or members) shall not be personally liable for any deficiency, and in no event shall any liability hereunder extend to any sales or insurance proceeds received by Landlord (or its successors, partners, shareholders or members) in connection with the Project, the Building or the Premises. The provisions of this Section shall survive the expiration or earlier termination of this Lease.

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25.3 Force Majeure.

Other than for Tenant’s obligations under this Lease that can be performed by the payment of money (e.g., payment of Rent and maintenance of insurance) and Tenant’s obligation to vacate and surrender the Premises upon the expiration or earlier termination of the Term, whenever a period of time is herein prescribed for action to be taken by either party hereto, such party shall not be liable or responsible for, and there shall be excluded from the computation of any such period of time, any delays whatsoever which are beyond the control of such party, whether any such delays are foreseeable as of the Lease Date or not, including those due to strikes, riots, acts of God, shortages of labor or materials, war, terrorist acts or activities, governmental laws, regulations, or restrictions, pandemic, epidemic, disease, public health emergency, supply chain disruptions or any other causes of any kind.

25.4 Brokerage.

Neither Landlord nor Tenant has dealt with any broker or agent in connection with the negotiation or execution of this Lease, other than CBRE (Tanner Ferrandi) and Stream Realty Partners (James Cohn) whose commissions shall be paid by Landlord pursuant to separate written agreements. Tenant and Landlord shall each indemnify the other against all costs, expenses, attorneys’ fees, liens and other liability for commissions or other compensation claimed by any other broker or agent claiming the same by, through or under the indemnifying party.

25.5 Estoppel Certificates.

From time to time, Tenant shall furnish to any party designated by Landlord, within ten days after Landlord has made a request therefor, a certificate signed by Tenant confirming and containing such factual certifications and representations as to this Lease as Landlord may reasonably request. Unless otherwise required by Landlord’s Mortgagee or a prospective purchaser or mortgagee of the Project, the initial form of estoppel certificate to be signed by Tenant is attached hereto as Exhibit F. If Tenant does not deliver to Landlord the certificate signed by Tenant within such required time period, Landlord, Landlord’s Mortgagee and any prospective purchaser or mortgagee, may conclusively presume and rely upon the following facts: (a) this Lease is in full force and effect; (b) the terms and provisions of this Lease have not been changed except as otherwise represented by Landlord; (c) not more than one monthly installment of Basic Rent and other charges have been paid in advance; (d) there are no claims against Landlord nor any defenses or rights of offset against collection of Rent or other charges; and (e) Landlord is not in default under this Lease. In such event, Tenant shall be estopped from denying the truth of the presumed facts.

25.6 Notices.

All notices and other communications given pursuant to this Lease shall be in writing and shall be (a) mailed by first class, United States Mail, postage prepaid, certified, with return receipt requested, and addressed to the parties hereto at the address specified in the Basic Lease Information, (b) hand-delivered to the intended addressee, or (c) sent by a nationally recognized overnight courier service. All notices shall be effective upon delivery to the address of the addressee (even if such addressee refuses delivery thereof). The parties hereto may change their addresses by giving notice thereof to the other in conformity with this provision.

25.7 Separability.

If any clause or provision of this Lease is illegal, invalid, or unenforceable under present or future laws, then the remainder of this Lease shall not be affected thereby and in lieu of such clause or provision, there shall be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid, or unenforceable clause or provision as may be possible and be legal, valid, and enforceable.

25.8 Amendments; Binding Effect; No Electronic Records.

This Lease may not be amended except by instrument in writing signed by Landlord and Tenant. No provision of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing signed by Landlord, and no custom or practice which may evolve between the parties in the administration of the terms hereof shall waive or diminish the right of Landlord to insist upon the performance by Tenant in strict accordance with the terms hereof. Landlord and Tenant hereby agree not to conduct the transactions or communications contemplated by this Lease by electronic means, except by electronic signatures as specifically set forth in Section 25.9; nor shall the use of the phrase “in writing” or the word “written” be construed to include electronic communications except by electronic signatures as specifically set forth in Section 25.9. The terms and conditions contained in this Lease shall inure to the benefit of and be binding upon the parties hereto, and upon their respective successors in interest and legal representatives, except as otherwise herein expressly provided. This Lease is for the sole benefit of Landlord and Tenant, and, other than Landlord’s Mortgagee, no third party shall be deemed a third party beneficiary hereof.

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25.9 Counterparts.

This Lease (and amendments to this Lease) may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one document. To facilitate execution of this Lease, the parties may execute and exchange, by electronic mail PDF or an electronic signature platform such as DocuSign, counterparts of the signature pages. Signature pages may be detached from the counterparts and attached to a single copy of this Lease to physically form one document.

25.10 Quiet Enjoyment.

Provided Tenant has performed all of its obligations hereunder, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term, without hindrance from Landlord or any party claiming by, through or under Landlord, but not otherwise, subject to the terms and conditions of this Lease and all matters of record as of the Lease Date which are applicable to the Premises.

25.11 No Merger.

There shall be no merger of the leasehold estate hereby created with the fee estate in the Premises or any part thereof if the same person acquires or holds, directly or indirectly, this Lease or any interest in this Lease and the fee estate in the leasehold Premises or any interest in such fee estate.

25.12 Submission.

The submission of this Lease by Landlord to Tenant for examination and/or execution shall not be construed as an offer and shall not in any manner bind Landlord, and Tenant shall not have any rights under this Lease, and no obligations on Landlord shall arise under this Lease, unless and until Landlord executes a copy of this Lease and delivers it to Tenant; provided, however, the execution and delivery by Tenant of this Lease to Landlord shall constitute an irrevocable offer by Tenant of the terms and conditions herein contained, which offer may not be revoked for 30 days after such delivery.

25.13 Entire Agreement; Arms’-Length Negotiation; No Reliance.

This Lease constitutes the entire agreement between Landlord and Tenant regarding the subject matter hereof and supersedes all verbal statements and prior writings relating thereto. Except for those set forth in this Lease, no representations, warranties, or agreements have been made by Landlord or Tenant to the other with respect to this Lease or the obligations of Landlord or Tenant in connection therewith. Except as otherwise provided herein, no subsequent alteration, amendment, change or addition to this Lease shall be binding unless in writing and signed by Landlord and Tenant. Landlord and Tenant agree that they have both had the opportunity to retain legal counsel to review, revise, and negotiate this Lease on their individual behalf. Landlord and Tenant stipulate that this Lease has been reviewed and revised by both Landlord and Tenant and their respective legal counsel and that this Lease is the result of an arms’-length negotiation and compromise. Landlord and Tenant further stipulate that they are both sophisticated individuals or business entities capable of understanding and negotiating the terms of this Lease. The normal rule of construction that any ambiguities be resolved against the drafting party shall not apply to the interpretation of this Lease or any exhibits or amendments hereto. Further, Tenant disclaims any reliance upon any and all representations, warranties or agreements not expressly set forth in this Lease.

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25.14 Waiver of Jury Trial.

TO THE MAXIMUM EXTENT PERMITTED BY LAW, TENANT (ON BEHALF OF ITSELF AND ITS RESPECTIVE SUCCESSORS, ASSIGNS AND SUBTENANTS) AND LANDLORD EACH, AFTER CONSULTATION WITH COUNSEL, KNOWINGLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY LITIGATION OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE ARISING OUT OF OR WITH RESPECT TO THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO. Each party further acknowledges and agrees that this Section has been negotiated at arms’ length with the assistance of legal counsel and the legal effect fully explained, and that its provisions constitute a knowing and voluntary agreement.

25.15 Governing Law; Jurisdiction.

This Lease shall be governed by and construed in accordance with the laws of the state in which the Premises are located. The proper place of venue to enforce this Lease will be the county or district in which the Premises are located. In any legal proceeding regarding this Lease, including enforcement of any judgments, Tenant irrevocably and unconditionally (a) submits to the jurisdiction of the courts of law in the county or district in which the Premises are located; (b) accepts the venue of such courts and waives and agrees not to plead any objection thereto; and (c) agrees that (1) service of process may be effected at the address specified for Tenant in this Lease, or at such other address of which Landlord has been properly notified in writing, and (2) nothing herein will affect Landlord’s right to effect service of process in any other manner permitted by applicable law.

25.16 Recording.

Tenant shall not record this Lease or any memorandum of this Lease without the prior written consent of Landlord, which consent may be withheld or denied in the sole and absolute discretion of Landlord, and any recordation by Tenant shall be a material breach of this Lease. Tenant grants to Landlord a power of attorney to execute and record a release releasing any such recorded instrument of record that was recorded without the prior written consent of Landlord, which power is coupled with an interest and is irrevocable.

25.17 Water or Mold Notification.

To the extent Tenant or its agents or employees discover any water leakage, water damage or mold in or about the Premises or Project, Tenant shall promptly notify Landlord thereof in writing.

25.18 Joint and Several Liability.

If Tenant consists of more than one party (or if Tenant permits any other party to occupy the Premises), each such party shall be jointly and severally liable for Tenant’s obligations under this Lease. All unperformed obligations of Tenant hereunder not fully performed at the end of the Term shall survive the end of the Term, including payment obligations with respect to Rent and all obligations concerning the condition and repair of the Premises.

25.19 Financial Reports.

If Tenant is an entity that is domiciled in the United States of America, and whose securities are funded through a public securities exchange subject to regulation by the United States of America publicly traded over exchanges based in the United States and whose financial statements are readily available at no cost to Landlord, the terms of this Section 25.19 shall not apply. Otherwise, within 15 days after Landlord’s request, Tenant will furnish Tenant’s most recent audited financial statements (including any notes to them) to Landlord, or, if no such audited statements have been prepared, such other financial statements (and notes to them) as may have been prepared by an independent certified public accountant or, failing those, Tenant’s internally prepared financial statements. Tenant will discuss its financial statements with Landlord and, following the occurrence of an Event of Default hereunder, will give Landlord access to Tenant’s books and records in order to enable Landlord to verify the financial statements. Landlord will not disclose any aspect of Tenant’s financial statements that Tenant designates to Landlord as confidential except (a) to Landlord’s Mortgagee or prospective mortgagees or actual or prospective purchasers or investors of interests in the Building, (b) in litigation between Landlord and Tenant, (c) to attorneys, accountants, consultants, appraisers, or other advisors, (d) otherwise as reasonably necessary for the operation of the Project or administration of Landlord’s business, and/or (e) if required by Law or court order. Tenant shall not be required to deliver the financial statements required under this Section 25.19 more than once in any 12-month period unless some event has occurred that necessitates Landlord’s review of such financial reports, including a possible sale or financing of the Project, Tenant’s renewal of the Term, an expansion or relocation of the Premises, or if requested by Landlord’s Mortgagee or a prospective buyer or lender of the Building or an Event of Default occurs.

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25.20 Landlord’s Fees.

Whenever Tenant requests Landlord to take any action not required of Landlord hereunder or give any consent required or permitted under this Lease, Tenant will reimburse Landlord for Landlord’s reasonable, out-of-pocket costs payable to third parties and incurred by Landlord in reviewing and taking the proposed action or consent, including reasonable engineers’ or architects’ fees and reasonable attorneys’ fees (including amounts allocated by Landlord to Landlord’s in-house counsel as well as fees and expenses charged by outside counsel engaged by Landlord), within 30 days after Landlord’s delivery to Tenant of a statement of such costs. Tenant will be obligated to make such reimbursement without regard to whether Landlord consents to any such proposed action.

25.21 Telecommunications.

Tenant and its telecommunications companies, including local exchange telecommunications companies and alternative access vendor services companies, shall have no right of access to and within the Building, for the installation and operation of telecommunications systems, including voice, video, data, Internet, and any other services provided over wire, fiber optic, microwave, wireless, and any other transmission systems (“Telecommunications Services”), for part or all of Tenant’s telecommunications within the Building and from the Building to any other location unless Landlord has previously reviewed and approved all plans, specifications and contracts pertaining to telecommunication service entry points, and any documents to which Landlord is a party or which may encumber the Project, which consent will not be unreasonably withheld. All providers of Telecommunications Services shall be required to comply with the rules and regulations of the Project, applicable Laws and Landlord’s policies and practices for the Project, and shall be required, at Landlord’s election, to enter into a license agreement with Landlord to confirm and approve items such as, without limitation, the proposed location (and labeling requirements) of wiring, cabling, fiber lines, points of demarcation, entry into the Project, insurance requirements and the like, all at no cost to Landlord. Tenant acknowledges that Landlord shall not be required to provide or arrange for any Telecommunications Services and that Landlord shall have no liability to any Tenant Party in connection with the installation, operation or maintenance of Telecommunications Services or any equipment or facilities relating thereto. Tenant, at its cost and for its own account, shall be solely responsible for obtaining all Telecommunications Services.

25.22 Confidentiality.

Tenant acknowledges that the terms and conditions of this Lease are to remain confidential for Landlord’s benefit, and may not be disclosed by Tenant to anyone, by any manner or means, directly or indirectly, without Landlord’s prior written consent; however, Tenant may disclose the terms and conditions of this Lease to its attorneys, accountants, employees and existing or prospective financial partners, or if required by Law or court order, provided all parties to whom Tenant is permitted hereunder to disclose such terms and conditions are advised by Tenant of the confidential nature of such terms and conditions and agree to maintain the confidentiality thereof (in each case, prior to disclosure). Tenant shall be liable for any disclosures made in violation of this Section by Tenant or by any entity or individual to whom the terms of and conditions of this Lease were disclosed or made available by Tenant. For the avoidance of doubt, Tenant may disclose the terms and conditions of this Lease as required by the U.S. Securities and Exchange Commission or any securities exchange, including in connection with any required public filing, without Landlord’s consent or any further action. The consent by Landlord to any disclosures shall not be deemed to be a waiver on the part of Landlord of any prohibition against any future disclosure.

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25.23 Authority.

Tenant (if a corporation, partnership or other business entity) hereby represents and warrants to Landlord that Tenant is and will remain during the Term a duly formed and existing entity qualified to do business in the state in which the Premises are located, that Tenant has full right and authority to execute and deliver this Lease, and that each person signing on behalf of Tenant is authorized to do so, and that Tenant’s organizational identification number assigned by the Arizona Corporation Commission is 23481781. Landlord hereby represents and warrants to Tenant that Landlord is a duly formed and existing entity qualified to do business in the state in which the Premises are located, that Landlord has full right and authority to execute and deliver this Lease, and that each person signing on behalf of Landlord is authorized to do so.

25.24 Hazardous Materials; Environmental Requirements.

25.24.1 Prohibition against Hazardous Materials. Except for Hazardous Materials contained in products used by Tenant in de minimis quantities for ordinary cleaning and office purposes, Tenant shall not permit or cause any party to bring any Hazardous Materials upon the Project or transport, store, use, generate, manufacture or Release (defined below) any Hazardous Materials on or from the Project without Landlord’s prior written consent. As used herein, “Release” means depositing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing. Tenant, at its sole cost and expense, shall operate its business in the Premises in strict compliance with all Environmental Requirements and all requirements of this Lease. Tenant shall complete and certify to disclosure statements as requested by Landlord from time to time relating to Tenant’s transportation, storage, use, generation, manufacture or Release of Hazardous Materials on the Project, and Tenant shall promptly deliver to Landlord a copy of any notice of violation relating to the Project of any Environmental Requirement.

25.24.2 Environmental Requirements. The term “Environmental Requirements” means all Laws regulating or relating to health, safety, or environmental conditions on, under, or about the Project or the environment including the following: the Comprehensive Environmental Response, Compensation and Liability Act; the Resource Conservation and Recovery Act; the Clean Air Act; the Clean Water Act; the Toxic Substances Control Act and all state and local counterparts thereto, and any common or civil law obligations including nuisance or trespass, and any other requirements of Section 13 and Exhibit C of this Lease. The term “Hazardous Materials” means and includes any substance, material, waste, pollutant, or contaminant that is or could be regulated under any Environmental Requirement or that may adversely affect human health or the environment, including any solid or hazardous waste, hazardous substance, asbestos, petroleum (including crude oil or any fraction thereof, natural gas, synthetic gas, polychlorinated biphenyls [PCBs], and radioactive material). For purposes of Environmental Requirements, to the extent authorized by Law, Tenant is and shall be deemed to be the responsible party, including the “owner” and “operator” of Tenant’s “facility” and the “owner” of all Hazardous Materials brought on the Project by a Tenant Party and the wastes, by-products, or residues generated, resulting, or produced therefrom.

25.24.3 Removal of Hazardous Materials. Tenant, at its sole cost and expense, shall remove all Hazardous Materials stored or Released by a Tenant Party onto or from the Project, in a manner and to a level satisfactory to Landlord in its sole discretion, but in no event to a level and in a manner less than that which complies with all Environmental Requirements and does not limit any future uses of the Project or require the recording of any deed restriction or notice regarding the Project. Tenant shall perform such work at any time during the period of this Lease upon written request by Landlord or, in the absence of a specific request by Landlord, before Tenant’s right to possession of the Premises terminates or expires. If Tenant fails to perform such work within the time period specified by Landlord or before Tenant’s right to possession terminates or expires (whichever is earlier), Landlord may at its discretion, and without waiving any other remedy available under this Lease or at law or equity (including an action to compel Tenant to perform such work), perform such work at Tenant’s cost. Tenant shall pay all costs incurred by Landlord in performing such work within ten days after Landlord’s request therefor. Such work performed by Landlord is on behalf of Tenant and Tenant remains the owner, generator, operator, transporter, and/or arranger of the Hazardous Materials for purposes of Environmental Requirements. Tenant agrees not to enter into any agreement with any person, including any governmental authority, regarding the removal of Hazardous Materials that have been Released onto or from the Project without the written approval of the Landlord.

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25.24.4 Tenant’s Indemnity. Tenant shall indemnify, defend, and hold Landlord harmless from and against any and all losses (including diminution in value of the Project and loss of rental income from the Project), claims, demands, actions, suits, damages (including punitive damages), expenses (including remediation, removal, repair, corrective action, or cleanup expenses), and costs (including actual attorneys’ fees, consultant fees or expert fees and including removal or management of any asbestos brought onto the Project or disturbed in breach of the requirements of this Section 25.24, regardless of whether such removal or management is required by Law) which are brought or recoverable against, or suffered or incurred by Landlord as a result of any Release of Hazardous Materials or any breach of the requirements under this Section 25.24 by a Tenant Party regardless of whether Tenant had knowledge of such noncompliance. Notwithstanding, this indemnity provision applies only to the extent caused during the Term of this Lease or the period during which Tenant may access the Property pursuant to Section 26.3, and not for pre-existing conditions or acts of third parties not under Tenant’s control. This indemnity provision is intended to allocate responsibility between Landlord and Tenant under environmental Laws and shall survive termination or expiration of this Lease.

25.24.5 Inspections and Tests. Landlord shall have access to, and a right to perform inspections and tests of, the Premises to determine Tenant’s compliance with Environmental Requirements, its obligations under this Section 25.24, or the environmental condition of the Project. Access to the Premises shall be granted to Landlord upon Landlord’s prior notice to Tenant and at such times so as to minimize, so far as may be reasonable under the circumstances, any disturbance to Tenant’s operations. Such inspections and tests shall be conducted at Landlord’s expense, unless such inspections or tests reveal that Tenant has not complied with any Environmental Requirement, in which case Tenant shall reimburse Landlord for the reasonable cost of such inspection and tests. Landlord’s receipt of or satisfaction with any environmental assessment in no way waives any rights that Landlord holds against Tenant. Tenant shall promptly notify Landlord of any communication or report that Tenant makes to any governmental authority regarding any possible violation of Environmental Requirements or Release or threat of Release of any Hazardous Materials onto or from the Project. Tenant shall, within five days of receipt thereof, provide Landlord with a copy of any documents or correspondence received from any governmental agency or other party relating to a possible violation of Environmental Requirements or claim or liability associated with the Release or threat of Release of any Hazardous Materials onto or from the Project.

25.24.6 Tenant’s Financial Assurance in the Event of a Breach. In addition to all other rights and remedies available to Landlord under this Lease or otherwise, Landlord may, in the event of a breach of the requirements of this Section 25.24 that is not cured within 30 days following notice of such breach by Landlord, require Tenant to provide financial assurance (such as insurance, escrow of funds or third party guarantee) in an amount and form satisfactory to Landlord. The requirements of this Section 25.24 are in addition to and not in lieu of any other provision in this Lease.

25.25 List of Exhibits.

All exhibits and attachments attached hereto are incorporated herein by this reference.

Exhibit A	-	Outline of Building
Exhibit B	-	Description of the Land
Exhibit C	-	Building Rules and Regulations
Exhibit D	-	Refurbishment Allowance
Exhibit E	-	Reserved.
Exhibit F	-	Form of Tenant Estoppel Certificate
Exhibit G	-	Extension Option

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25.26 Prohibited Persons and Transactions.

Tenant represents and warrants that Tenant is not, and covenants and agrees that Tenant will not become, a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Assets Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated Nationals and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action, and Tenant covenants and agrees that it will not Transfer this Lease to any such persons or entities (and any such Transfer shall be void).

25.27 UBTI and REIT Qualification.

Landlord and Tenant agree that all Rent payable by Tenant to Landlord shall qualify as “rents from real property” within the meaning of both Sections 512(b)(3) and 856(d) of the Internal Revenue Code of 1986, as amended (the “Code”) and the U.S. Department of Treasury Regulations promulgated thereunder (the “Regulations”). In the event that Landlord, in its sole and absolute discretion, determines that there is any risk that all or part of any Rent shall not qualify as “rents from real property” for the purposes of Sections 512(b)(3) or 856(d) of the Code and the Regulations promulgated thereunder, Tenant agrees (1) to cooperate with Landlord by entering into such amendment or amendments as Landlord deems necessary to qualify all Rents as “rents from real property,” and (2) to permit an assignment of this Lease; provided, however, that any adjustments required pursuant to this Section 25.27 shall be made so as to produce the equivalent Rent (in economic terms) payable prior to such adjustment.

25.28 Intentionally Deleted.

25.29 Intentionally Deleted.

25.30 Reserved Rights.

This Lease does not grant any rights to light or air over or about the Project. Landlord excepts and reserves exclusively for itself the use of: (1) roofs, (2) virtual reality rights relating to the Project, (3) telephone, electrical and janitorial closets, equipment rooms, Building risers or similar areas that are used by Landlord for the provision of Building services, (4) rights to the land and improvements below the floor of the Premises, (5) the improvements and air rights above the ceiling of the Premises, (6) the improvements and air rights outside the demising walls of the Premises, (7) the areas within the Premises used for the installation of utility lines and other installations serving occupants of the related complex, and (8) any other areas designated from time to time by Landlord as service areas of the Project. Tenant shall not have the right to install or operate any equipment producing radio frequencies, electrical or electromagnetic output or other signals, noise or emissions in or from the Project without the prior written consent of Landlord. To the extent permitted by applicable Law, Landlord reserves the right to restrict and control the use of such equipment.

25.31 Marketing.

Tenant acknowledges and agrees that Landlord and Landlord’s Affiliate may include Tenant’s name and logo in marketing materials for developments owned and or operated by Landlord or Landlord’s Affiliate, for the limited purpose of informing third parties that Tenant is occupying the Project or the larger development of which the Project is a part.

25.32 Security Service.

Tenant acknowledges and agrees that, while Landlord may (but shall not be obligated to) patrol the Building, Landlord is not providing any security services with respect to the Project and that Tenant shall be solely responsible for providing security for the Premises and Tenant Parties. Subject to Landlord’s approval, which approval may be withheld in Landlord’s sole discretion, and compliance with Section 8 hereof, Tenant may, at Tenant’s cost and expense, install security monitors at all of the Building’s ingress/egress points. For all purposes under this Lease, such security devices shall be deemed to be Tenant’s equipment. TENANT AND EACH TENANT PARTY HEREBY RELEASES FROM LIABILITY LANDLORD AND ITS AGENTS AND REPRESENTATIVES AND WAIVES ALL LOSSES AND CLAIMS (WHETHER UNDER THEORIES OF STRICT LIABILITY, TORT OR OTHERWISE) THAT TENANT OR SUCH OTHER TENANT PARTY NOW OR HEREAFTER HAVE AGAINST LANDLORD AND ITS AGENTS AND REPRESENTATIVES FOR ANY LOSS ARISING OUT OF OR RELATED TO (A) LANDLORD’S FAILURE TO PROVIDE ANY SECURITY SERVICE IN, AT OR FOR THE PROJECT, OR (B) TENANT’S SECURITY DEVICES. Sections 8.1 and 21 of this Lease shall govern Tenant’s installation, maintenance and Landlord’s removal rights with respect to any such security devices or connections.

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25.33 Time.

Time is of the essence with respect to (a) Tenant’s obligations under this Lease, and (b) Tenant’s exercise of any expansion, renewal or extension rights granted to Tenant. The expiration of the Term, whether by lapse of time, termination, or otherwise, shall not relieve either party of any obligations that accrued prior to or which may continue to accrue after the expirations or termination of this Lease.

25.34 No Construction Contract.

Landlord and Tenant acknowledge and agree that this Lease, including all exhibits a part hereof, is not a construction contract or an agreement collateral to or affecting a construction contract.

25.35 Abated Rent Buy-Out.

If this Lease or any amendment hereto contains any provision for the abatement of Rent granted by Landlord as an inducement or concession to secure this Lease or amendment hereto (other than as a result of Casualty, condemnation, or interruption of services), then in connection with any sale, financing or refinancing of the Building or Project, Landlord shall have the right to buy out all or any portion of the abated Rent at any time prior to the expiration of the abatement period by (a) providing written notice thereof to Tenant and (b) paying to Tenant the amount of abated Rent then remaining due discounted to present value at a per annum rate equal to the Prime Rate. If Landlord elects to buy out all or a portion of the abated Rent, Landlord and Tenant shall, at Landlord’s option, enter into an amendment to this Lease. In no event shall Landlord be obligated to pay a commission with respect to the abated Rent and Tenant and Landlord shall each indemnify the other against all costs, expenses, attorneys’ fees, and other liability for commissions or other compensation claimed with respect to the abated Rent by any broker or agent claiming the same by, through or under the indemnifying party.

26. Other Provisions.

26.1 Parking.

So as Tenant leases the entirety of the Building, Tenant shall have the right to use all parking spaces associated with the Project. Tenant agrees not to use the parking facilities of the related complex. There shall be no parking permitted on any of the streets or roadways located within the related complex. Landlord reserves the right to initiate steps to control the parking utilization through gates, access cards, hang-tags, designating specified parking locations or other means as appropriate. All motor vehicles (including all contents thereof) shall be parked in the parking area at the sole risk of Tenant and each other Tenant Party, it being expressly agreed and understood Landlord has no duty to insure any of said motor vehicles (including the contents thereof), and Landlord is not responsible for the protection and security of such vehicles. Landlord shall not be responsible for enforcing Tenant’s parking rights against third parties. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS LEASE, LANDLORD SHALL HAVE NO LIABILITY WHATSOEVER FOR ANY PROPERTY DAMAGE OR LOSS WHICH MIGHT OCCUR ON THE PARKING AREA OR AS A RESULT OF OR IN CONNECTION WITH THE PARKING SPACES.

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26.2 Signage.

Subject to Landlord’s and all applicable authorities’ prior approval of the location, design, size, color, material composition and plans and specifications therefor, Tenant may install, at Tenant’s expense, Building-standard fascia, monument signage, and directional signage at the Building (collectively, “Tenant’s Signage”). If Landlord grants its approval, Tenant shall erect Tenant’s Signage in accordance with the approved plans and specifications, in a good and workmanlike manner, in accordance with all Laws, regulations, restrictions (governmental or otherwise), and architectural guidelines in effect for the area in which the Building is located, so long as Tenant has received all requisite approvals thereunder (the “Sign Requirements”), and in a manner so as not to unreasonably interfere with the use of the Project grounds while such construction is taking place; thereafter, Tenant shall maintain Tenant’s Signage in a good, clean and safe condition in accordance with the Sign Requirements, all at Tenant’s sole cost and expense. If Tenant’s Signage uses any electricity, Tenant shall pay for the cost to purchase and install electrical submeter equipment and wiring, and thereafter Tenant shall pay to Landlord the monthly electrical submeter charges throughout the Term. If at any time any portion of the illumination feature of Tenant’s Signage fails such that Tenant’s Signage is not properly illuminated for a period of 30 consecutive days or more, such illumination feature may be disabled by Landlord at Tenant’s expense, and such feature shall not be used until the same has been repaired. After the end of the Term or after Tenant’s right to possess the Premises has been terminated, Tenant shall remove Tenant’s Signage, repair all damage caused thereby and restore the Building to its condition before the installation of Tenant’s Signage. Additionally, if Tenant fails to do so prior to such date, Landlord may, without compensation to Tenant, at Tenant’s expense, remove Tenant’s Signage, perform the related restoration and repair work and dispose of Tenant’s Signage in any manner Landlord deems appropriate. The rights granted to Tenant under this Section 26.2 are personal to Airo Group Holdings, Inc., may not be assigned to any party and may be revoked by Landlord if Tenant fails to occupy at least 29,353 square feet in the Building. Any changes or additions to Tenant’s Signage shall be subject to Landlord’s prior written approval, which approval may be withheld in Landlord’s sole discretion, and shall be made at Tenant’s sole cost and expense.

26.3 Early Entry by Tenant.

Tenant may enter the Premises between the Effective Date and the Commencement Date with Landlord’s prior consent (which shall not be unreasonably withheld) to install furniture and data cabling therein, provided that (a) Landlord is given prior written notice of any such entry, (b) such entry shall be coordinated with Landlord, and (c) Tenant shall deliver to Landlord evidence that the insurance required under Section 11.1 of this Lease has been obtained. Any such entry shall be on the terms of this Lease, but no Basic Rent or Additional Rent shall accrue during the period that Tenant so enters the Premises prior to the Commencement Date.

26.4 Contractor/Supplier Warranties.

Landlord shall reasonably cooperate in enforcing for Tenant’s benefit all contractor’s and manufacturer’s warranties and guaranties relating to the Project for which Tenant is responsible pursuant to the terms and provisions of this Lease.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

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LANDLORD AND TENANT EXPRESSLY DISCLAIM ANY IMPLIED WARRANTY THAT THE PREMISES ARE SUITABLE FOR TENANT’S INTENDED COMMERCIAL PURPOSE, AND TENANT’S OBLIGATION TO PAY RENT HEREUNDER IS NOT DEPENDENT UPON THE CONDITION OF THE PREMISES OR THE PERFORMANCE BY LANDLORD OF ITS OBLIGATIONS HEREUNDER, AND, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, TENANT SHALL CONTINUE TO PAY THE RENT, WITHOUT ABATEMENT, DEMAND, SETOFF OR DEDUCTION, NOTWITHSTANDING ANY BREACH BY LANDLORD OF ITS DUTIES OR OBLIGATIONS HEREUNDER, WHETHER EXPRESS OR IMPLIED.

This Lease is executed as of the Lease Date (as defined in the Basic Lease Information).

TENANT:	AIRO GROUP HOLDINGS, INC., a Delaware corporation

By:
Name:
Title:

LANDLORD:	15 NORTH LLC, an Arizona limited liability company

By:
Name:
Title:

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Exhibit A

OUTLINE OF BUILDING

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Exhibit B

DESCRIPTION OF THE LAND

Lot 31, of PINNACLE BUSINESS PARK UNIT 1, according to the plat of record in the office of the County Recorder of Maricopa County, Arizona, recorded in Book 492 of Maps, Page 28.

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Exhibit C

PROJECT RULES AND REGULATIONS

The following rules and regulations shall apply to the Project, and the appurtenances thereto:

1. Sidewalks, doorways, vestibules, halls, stairways, loading dock areas and associated overhead doors, and other similar areas shall not be obstructed by tenants or used by any tenant for purposes other than ingress and egress to and from their respective leased premises and for going from one to another part of the Building. The halls, passages, exits, entrances, stairways, balconies and roof are not for the use of the general public and Landlord shall, in all cases, retain the right to control and prevent access thereto by all persons whose presence in the judgment of Landlord, reasonably exercised, shall be prejudicial to the safety, character, reputation and interests of the Project. No Tenant Party shall go upon the roof of the Project.

2. Plumbing (including outside drains and sump pumps), fixtures and appliances shall be used only for the purposes for which designed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or deposited therein. Damage resulting to any such fixtures or appliances from misuse by a tenant or its agents, employees or invitees, shall be paid by such tenant.

3. No signs, advertisements or notices (other than those that are not visible outside the Premises) shall be painted or affixed on or to any windows or doors or other part of the Building without the prior written consent of Landlord. Except as consented to in writing by Landlord or in accordance with Tenant’s building standard improvements, no draperies, curtains, blinds, shades, screens or other devices shall be hung at or used in connection with any window or exterior door or doors of the Premises. No awning shall be permitted on any part of the Building. Tenant shall not place anything against or near glass partitions, doors or windows which might appear unsightly from outside the Premises.

4. Tenant, at its expense, shall be responsible for providing all door locks at the entry of the Premises and shall provide to Landlord, at Tenant’s expense, contemporaneously with the installation of such devices, a master key, card keys, access codes or other means to allow Landlord immediate access to all areas within the Premises.

5. Landlord may prescribe weight limitations and determine the locations for safes and other heavy equipment or items, which shall in all cases be placed in the Building so as to distribute weight in a manner acceptable to Landlord which may include the use of such supporting devices as Landlord may require. All damages to the Building caused by the installation or removal of any property of a tenant, or done by a tenant’s property while in the Building, shall be repaired at the expense of such tenant.

6. Nothing shall be swept or thrown into the corridors, halls, elevator shafts or stairways. No bicycles, birds or animals (other than those that are medically necessary) shall be brought into or kept in, on or about any tenant’s leased premises. No portion of any tenant’s leased premises shall at any time be used or occupied as sleeping or lodging quarters or for any immoral, disreputable or illegal purposes.

7. Tenant shall not make or permit any vibration or improper, objectionable or unpleasant noises or odors in the Building or otherwise interfere in any way with other tenants or persons having business with them. Tenant shall not introduce, disturb or release asbestos or PCBs into or from the Premises.

8. Tenant shall not use or keep in the Building any flammable or explosive fluid or substance. Tenant shall not install or operate any steam or gas engine or boiler, or other mechanical apparatus in the Premises without the prior written consent of Landlord. The use of oil, gas or inflammable liquids for heating, lighting or other purpose is expressly prohibited. Explosives and other articles deemed extra hazardous shall not be brought onto the Project.

9. Landlord will not be responsible for lost or stolen personal property, money or jewelry from tenant’s leased premises or the Project regardless of whether such loss occurs when the area is locked against entry or not.

10. Tenant shall not conduct any activity on or about the Premises or Building which will draw pickets, demonstrators, or the like.

11. All vehicles are to be currently licensed, in good operating condition, parked for business purposes having to do with Tenant’s business operated in the Premises, parked within designated parking spaces, one vehicle to each space. No vehicle shall be parked as a “billboard” vehicle in the parking lot. Any vehicle parked improperly may be towed away. Tenant, Tenant’s agents, employees, vendors and customers who do not operate or park their vehicles as required shall subject the vehicle to being towed at the expense of the owner or driver. Landlord may place a “boot” on the vehicle to immobilize it and may levy a charge of $50.00 to remove the “boot.” Tenant shall indemnify, hold and save harmless Landlord of any liability arising from the towing or booting of any vehicles belonging to a Tenant Party.

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12. No tenant may enter into phone rooms, electrical rooms, mechanical rooms, or other service areas of the Building unless accompanied by Landlord or the Building manager.

13. Except as expressly permitted by the Lease, Tenant shall not permit storage outside the Premises, including outside storage of trucks or other vehicles, or dumping of waste or refuse or permit any harmful materials to be placed in any drainage system or sanitary system in or about the Premises.

14. Tenant shall not install or operate on the Premises any machinery or mechanical devices of a nature not directly related to Tenant’s ordinary use of the Premises.

15. Tenant will not permit any Tenant Party to bring onto the Project any handgun, firearm or other weapons of any kind, marijuana, cannabis-based products, illegal drugs or, unless expressly permitted by Landlord in writing, alcoholic beverages.

16. Tenant shall not permit any Tenant Party to smoke (including the use of any form of tobacco, marijuana, cannabis-based products, e-cigarette, electronic cigarette, personal vaporizer or electronic nicotine delivery system) in the Premises or anywhere else on the Project, except for tobacco products in any Landlord-designated smoking area outside the Building. Tenant shall cooperate with Landlord in enforcing this prohibition and use its best efforts in supervising each Tenant Party in this regard.

17. Without the prior written consent of Landlord, Tenant shall not use the name of the Project or any picture of the Project in connection with, or in promoting or advertising the business of, Tenant, except Tenant may use the address of the Project as the address of its business.

18. Tenant shall not exhibit, sell or offer for sale, rent or exchange in the Premises or at the Project any article, thing or service to the general public or anyone other than Tenant’s employees without the prior written consent of Landlord.

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Exhibit D

Refurbishment ALLOWANCE

Upon Tenant’s written request therefor following the Commencement Date, and provided that no Event of Default has occurred prior to the disbursement thereof, Landlord shall provide to Tenant a refurbishment allowance not to exceed $1.00 per rentable square foot in the Premises and hereinafter referred to as the “Refurbishment Allowance”) to be applied toward the cost of refurbishing the Premises. Prior to commencing any such work, Tenant shall comply with the provisions of this Lease, including Sections 8 and 21 thereof pertaining to alterations and additions. Landlord or its agent may inspect the refurbishment work. Any third party fees incurred by Landlord in conjunction with its construction coordination shall be paid from the Refurbishment Allowance; however, Landlord shall not charge a construction management fee for inspecting the refurbishment work. Landlord shall pay to Tenant (or, at Landlord’s election, to Tenant’s contractor) the Refurbishment Allowance in a single disbursement following the receipt by Landlord of the following items: a request for payment signed by Tenant on the appropriate AIA form or another form approved by Landlord (indicating what work has been performed and that the work has been completed, and the name, address and taxpayer identification number of the requested payee), final lien waivers from all persons performing work or supplying or fabricating materials for the work, fully executed, acknowledged and in recordable form, copies of all invoices and proof of payment of same, an estoppel certificate confirming such factual matters as Landlord or Landlord’s Mortgagee may reasonably request, and the as-built plans for the work (collectively, a “Completed Application for Payment”). Landlord shall pay the amount requested in the Completed Application for Payment within 30 business days following Tenant’s submission of the Completed Application for Payment. If, however, the Completed Application for Payment is incomplete or incorrect, Landlord’s payment of such request shall be deferred until 30 business days following Landlord’s receipt of the corrected Completed Application for Payment. Notwithstanding anything to the contrary contained in this Exhibit, Landlord shall not be obligated to make any disbursement of the Refurbishment Allowance during the pendency of any of the following: Landlord has received written notice of any unpaid claims relating to any portion of the refurbishment work or materials in connection therewith, other than claims which will be paid in full from such disbursement, there is an unbonded lien outstanding against the Building or the Premises or Tenant’s interest therein by reason of work done, or claimed to have been done, or materials supplied or specifically fabricated, claimed to have been supplied or specifically fabricated, to or for Tenant or the Premises, the conditions to the advance of the Refurbishment Allowance are not satisfied, or an Event of Default by Tenant exists. After Landlord pays the amount requested in the Completed Application for Payment and provided no default under the Lease then exists, Tenant may use any excess Refurbishment Allowance towards the cost of Basic Rent obligations under the Lease by so notifying Landlord in writing of Tenant’s election. Following Landlord’s receipt of Tenant’s election to apply the unused portion of the Refurbishment Allowance towards Tenant’s Basic Rent obligations, Landlord shall apply such excess toward Tenant’s Basic Rent obligation first accruing after such date until such excess is fully exhausted. The entire Refurbishment Allowance must be used (that is, the refurbishment work must be fully complete, any Basic Rent credits exhausted and the final, complete Application for Payment received by Landlord) within six months following the Commencement Date, or shall be deemed forfeited with no further obligation by Landlord with respect thereto; time being of the essence with respect thereto.

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Exhibit E

Reserved,

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Exhibit F

FORM OF TENANT ESTOPPEL CERTIFICATE

The undersigned is the Tenant under the Lease (defined below) between _______________________, a ___________________, as Landlord, and the undersigned as Tenant, for the Premises on the __________ floor(s) of the building located at _____________________, __________ and commonly known as _______________________, and hereby certifies as follows:

1. The Lease consists of the original Lease Agreement dated as of __________________, 20___, between Tenant and Landlord[‘s predecessor-in-interest] and the following amendments or modifications thereto (if none, please state “none”):

The documents listed above are herein collectively referred to as the “Lease” and represent the entire agreement between the parties with respect to the Premises. All capitalized terms used herein but not defined shall be given the meaning assigned to them in the Lease.

2. The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Section 1 above.

3. The Term commenced on _______________________, 20___, and the Term expires, excluding any extension options, on _______________________, 20___, and Tenant has no option to purchase all or any part of the Premises or the Building or, except as expressly set forth in the Lease, any option to terminate or cancel the Lease.

4. Tenant currently occupies the Premises described in the Lease and Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows (if none, please state “none”):

5. All monthly installments of Basic Rent, all Additional Rent and all monthly installments of estimated Additional Rent have been paid when due through ______________. The current monthly installment of Basic Rent is $___________.

6. All conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and Landlord is not in default thereunder. In addition, Tenant has not delivered any notice to Landlord regarding a default by Landlord thereunder.

7. As of the date hereof, there are no existing defenses or offsets, or, to Tenant’s knowledge, claims or any basis for a claim, that Tenant has against Landlord and no event has occurred and no condition exists, which, with the giving of notice or the passage of time, or both, will constitute a default under the Lease.

8. No rental has been paid more than 30 days in advance and no security deposit has been delivered to Landlord except as provided in the Lease.

9. If Tenant is a corporation, partnership or other business entity, each individual executing this Estoppel Certificate on behalf of Tenant hereby represents and warrants that Tenant is and will remain during the Term a duly formed and existing entity qualified to do business in the state in which the Premises are located and that Tenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.

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10. There are no actions pending against Tenant under any bankruptcy or similar laws of the United States or any state.

11. Other than in compliance with all applicable laws and incidental to the ordinary course of the use of the Premises, Tenant has not used or stored any hazardous substances in the Premises.

12. All tenant improvement work to be performed by Landlord under the Lease has been completed in accordance with the Lease and has been accepted by Tenant and all reimbursements and allowances due to Tenant under the Lease in connection with any tenant improvement work have been paid in full.

Tenant acknowledges that this Estoppel Certificate may be delivered to Landlord, Landlord’s Mortgagee or to a prospective mortgagee or prospective purchaser, and their respective successors and assigns, and acknowledges that Landlord, Landlord’s Mortgagee and/or such prospective mortgagee or prospective purchaser will be relying upon the statements contained herein in disbursing loan advances or making a new loan or acquiring the property of which the Premises are a part and that receipt by it of this certificate is a condition of disbursing loan advances or making such loan or acquiring such property.

TENANT:	______________________________, a________________

By:
Name:
Title:

Executed as of ______________________________, 20__

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23048 N. 15th Avenue
PHOENIX, ARIZONA

Exhibit G

EXTENSION OPTION

Tenant may extend the Term for one additional period of five years, by delivering written notice of the exercise thereof to Landlord not earlier than 12 months or later than 6 months before the expiration of the Term. The Basic Rent payable for each month during such extended Term (including periodic increases in same) shall be the prevailing rental rate (the “Prevailing Rental Rate”), at the commencement of such extended Term, for renewals of space in the submarket in which the Building is located (including the Building) of equivalent quality, size, utility and location, with the length of the extended Term, the credit standing of Tenant and the amount and frequency of increases in Basic Rent to be taken into account. In no event, however, shall the Basic Rent in the extended Term be less than the Basic Rent rate per rentable square foot in effect during the last calendar month immediately preceding the extended Term. Within 30 days after receipt of Tenant’s notice to extend, Landlord shall deliver to Tenant written notice of the Prevailing Rental Rate and shall advise Tenant of the required adjustment to Basic Rent, if any, and the other terms and conditions offered. Tenant shall, within five days after receipt of Landlord’s notice, notify Landlord in writing whether Tenant accepts or rejects Landlord’s determination of the Prevailing Rental Rate. If Tenant timely notifies Landlord that Tenant accepts Landlord’s determination of the Prevailing Rental Rate, then, within 30 days following the determination of the Prevailing Rental Rate, Landlord and Tenant shall execute an amendment to this Lease extending the Term on the same terms and conditions provided in this Lease, except as follows:

(a) Basic Rent shall be adjusted to the Prevailing Rental Rate, with periodic increases therein as described above;

(b) Tenant shall have no further option to extend the Term unless expressly granted by Landlord in writing; and

(c) Landlord shall lease to Tenant the Premises in their then-current condition, and Landlord shall not provide to Tenant any allowances (e.g., moving allowance, construction allowance, and the like) or other tenant inducements.

If Tenant timely delivers written notice to Landlord that Tenant rejects Landlord’s determination of the Prevailing Rental Rate, time being of the essence with respect thereto, Tenant’s rights under this Exhibit shall terminate and Tenant shall have no right to extend the Term. If Tenant fails to timely notify Landlord in writing that Tenant accepts or rejects Landlord’s determination of the Prevailing Rental Rate, time being of the essence with respect thereto, then, at Landlord’s option, (a) Tenant’s rights under this Exhibit shall terminate and Tenant shall have no right to extend the Term; or (b) Tenant shall be deemed to have irrevocably renewed the Term and to have accepted Landlord’s determination of the Prevailing Rental Rate.

Tenant’s rights under this Exhibit shall terminate, at Landlord’s option, if (a) an Event of Default exists as of the date of Tenant’s exercise of its rights under this Exhibit or as of the commencement date of the extended Term, (b) this Lease or Tenant’s right to possession of any of the Premises is terminated, (c) Tenant assigns its interest in this Lease or sublets any portion of the Premises, (d) Tenant fails to lease from Landlord at least the same number of square feet leased to Tenant as of the Lease Date and to occupy at least 29,353 square feet of space, (e) Landlord determines, in its sole but reasonable discretion, that Tenant’s financial condition or creditworthiness has materially deteriorated since the Lease Date, or (f) Tenant fails to timely exercise its option under this Exhibit, time being of the essence with respect to Tenant’s exercise thereof.

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